Exhibit 10.1

CONFORMED COPY

Dated 26 September 2019

INNOSPEC INC

as Company

BARCLAYS BANK PLC, CREDIT SUISSE (SWITZERLAND) LTD, NATIONAL

WESTMINSTER BANK PLC, U.S. BANK NATIONAL ASSOCIATION AND WELLS

FARGO BANK N.A.

as Mandated Lead Arrangers

NATIONAL WESTMINSTER BANK PLC

as Agent

WELLS FARGO BANK N.A.

as Document Co-ordinator

MULTICURRENCY

REVOLVING FACILITY

AGREEMENT

FOR $250,000,000

CONFORMED COPY

Contents

	Clause	Page
1	Definitions and interpretation	1
2	The Facility	24
3	Purpose	28
4	Conditions of utilisation	28
5	Utilisation	29
6	Optional currencies	31
7	Repayment	31
8	Prepayment and cancellation	33
9	Interest	37
10	Interest Periods	38
11	Changes to the calculation of interest	39
12	Fees	40
13	Tax gross up and indemnities	41
14	Increased costs	51
15	Other indemnities	53
16	Mitigation by the Lenders	54
17	Costs and expenses	55
18	Guarantee and indemnity	55
19	Representations	63
20	Information undertakings	68
21	Financial covenants	72
22	General undertakings	75
23	Events of Default	83
24	Changes to the Lenders	86
25	Changes to the Obligors	91
26	Role of the Agent and the Arranger	93
27	Conduct of business by the Finance Parties	101
28	Sharing among the Finance Parties	101
29	Payment mechanics	103
30	Set-off	106
31	Notices	106
32	Calculations and certificates	108
33	Partial invalidity	108
34	Remedies and waivers	108
35	Amendments and waivers	109
36	Confidential Information	111
37	Confidentiality of Funding Rates	115
38	Obligors’ Agent	116
39	USA Patriot Act	117
40	Italian Transparency Provisions	117
41	Counterparts	117
42	Contractual recognition of bail-in	118
43	Publicity	118
44	Governing law	118
45	Enforcement	118
46	Waiver of jury trial	119

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Schedule 1
	The Original Parties	120
	Part 1 - The Original Obligors	120
	Part 2 – The Original Lenders	121

Schedule 2
	Conditions Precedent	122
	Part 1 - Conditions Precedent to initial Utilisation	122
	Part 2 - Conditions precedent required to be delivered by an Additional Obligor	125

Schedule 3
	Utilisation Request	127

Schedule 4
	Form of Transfer Certificate	128

Schedule 5
	Form of Assignment Agreement	131

Schedule 6
	Form of Accession Letter	134

Schedule 7
	Form of Resignation Letter	135

Schedule 8
	Form of Compliance Certificate	136

Schedule 9
	Timetables	138

Schedule 10
	Form of Extension Request	139

Schedule 11
	Form of Increase Confirmation	140

Schedule 12
	Screen Rate contingency periods	143

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This Agreement is dated 26 September 2019

Between

(1)	Innospec Inc. (Company);

(2)	The Subsidiaries of the Company listed in Part 1 (The Original Obligors) of Schedule 1 as original borrowers (together with the Company, Original Borrowers);

(3)	The Subsidiaries of the Company listed in Part 1 (The Original Obligors) of Schedule 1 as original guarantors (together with the Company, Original Guarantors);

(4)

Barclays Bank PLC, Credit Suisse (Switzerland) Ltd, National Westminster Bank Plc, U.S. Bank National Association and Wells Fargo Bank N.A. as mandated lead arrangers (whether acting individually or together Arranger);

(5)	The Financial Institutions listed in Part 2 (The Original Lenders) of Schedule 1 as lenders (Original Lenders);

(6)	Wells Fargo Bank N.A. as document co-ordinator (Document Co-ordinator); and

(7)	National Westminster Bank Plc as agent of the other Finance Parties (Agent).

It is agreed

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter)

Accordion Lender has the meaning give to it in clause 2.2 (Accordion Facility)

Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 25 (Changes to the Obligors)

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 25 (Changes to the Obligors)

Additional Obligor means an Additional Borrower or an Additional Guarantor

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to National Westminster Bank Plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings

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Agent’s Spot Rate of Exchange means:

(a)	the Agent’s spot rate of exchange or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably)

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 am on a particular day

Approved Accounting Principles means those accounting principles, standards and practices which were used in the Original Financial Statements of the Company

Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration

Availability Period means the period from and including the date of this Agreement to and including the day falling one month prior to the Termination Date

Available Commitment means a Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date

Available Facility means the aggregate for the time being of each Lender’s Available Commitment

Bail-In Action means the exercise of any Write-down and Conversion Powers

Bail-In Legislation means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation

Base Currency means U.S. dollars

Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is 3 Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment or prepayment of a Loan

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Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 25 (Changes to the Obligors)

Break Costs means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Business means the fuel specialties, performance chemicals, oilfield services, octane additives and related businesses carried on by Company and other members of the Group

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day

Cash Equivalents means:

(a)

marketable direct obligations issued by, or unconditionally guaranteed by, the United Kingdom Government or issued by any agency of either such government and backed by the full faith and credit of the United Kingdom, in each case maturing within one year from the date of acquisition thereof by a member of the Group

(b)

commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard and Poor’s Corporation or at least P-1 from Moody’s Investors Service Inc.

(c)

certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank having a rating of at least A-1 from Standard and Poor’s Corporation or at least P-1 from Moody’s Investors Service Inc.

(d)

any investments in marketable direct obligations of the U.S. government (or any agency thereof) or in obligations fully and unconditionally guaranteed by the U.S. government (or any agency thereof), in each case maturing within one year from the date of acquisition thereof by a member of the Group and

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(e)	investments in money market funds which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above

Code means the U.S. Internal Revenue Code of 1986

Commitment means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part 2 (The Original Lenders) of Schedule 1 and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Accordion Facility) and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with clause 2.2 (Accordion Facility)

to the extent not cancelled, reduced or transferred by it under this Agreement

Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate)

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 36 (Confidential Information) or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality and

(ii)	any Funding Rate

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Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent

CRD IV means, together, the Capital Requirements Regulation (Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012) and the Capital Requirements Directive (Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC) of the European Parliament and the Council, as either of the same may be amended, supplemented or restated from time to time

CTA means the Corporation Tax Act 2009

Default means an Event of Default or any event or circumstance specified in clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

Dormant Company means a member of the Group which:

(a)

during the most recently ended financial year of the Group was dormant within the meaning of section 1169 of the Companies Act 2006 (which, for the purposes of this definition, shall be deemed to apply to any body corporate, wherever incorporated)

(b)	has not entered into any significant accounting transaction (for the purposes of that section) since the end of that financial year and

(c)	does not own assets with an aggregate realisable value greater than $50,000 (or its equivalent in other currencies) and has no material liabilities

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway

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Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time

EURIBOR means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan or

(b)	as otherwise determined pursuant to clause 11.1 (Unavailability of Screen Rate)

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero

Event of Default means any event or circumstance specified as such in clause 23 (Events of Default)

Extension Lender means a Lender that agrees to an extension of the Termination Date in accordance with clause 7.2 (Extension of Termination Date)

Extension Request means a document substantially in the form of Schedule 10 (Form of Extension Request)

Facility means the revolving loan facility made available under this Agreement as described in clause 2 (The Facility)

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 July 2014 or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA

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FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction

Fee Letter means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company, the Agent and the Company or the Document Co-ordinator and the Company setting out any of the fees referred to in clause 12 (Fees)

Finance Document means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Company

Finance Party means the Agent, the Arranger, the Document Co-ordinator or a Lender

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis)

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account)

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to clause 11.3(a)(ii) (Cost of funds)

Group means the Company and its Subsidiaries for the time being

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Group Structure Chart means a group structure chart, in the agreed form, showing:

(a)	all members of the Group

(b)	any person in which any Group member has (or members of the Group together have) an interest of more than 25% in the issued share capital or equivalent ownership interest of such person

(c)	the jurisdiction of incorporation of each person within (a) and (b) above and

(d)

that all members of the Group are wholly owned Subsidiaries of the Company or, if any members of the Group are not wholly owned Subsidiaries of the Company, specifying the percentage shareholding or other economic interest which the Company (directly or indirectly) holds in such members of the Group

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 25 (Changes to the Obligors)

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary

Increase Confirmation means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation)

Increase Date has the meaning given to that term in clause 2.2(i) (Accordion Facility)

Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.4 (Default interest)

Internal Revenue Code means, at any date, the Internal Revenue Code of 1986 of the United States of America or any successor legislation thereto as amended from time to time, and the regulations promulgated and rules issued thereunder, all as the same may be in effect at such date

Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan each as of the Specified Time for the currency of that Loan

IRS means the United States Internal Revenue Service or any successor

ITA means the Income Tax Act 2007

Italian Banking Act means the Italian Legislative Decree No. 385 of 1 September 1993, as subsequently amended and supplemented

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Italian Civil Code means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented

Italian Obligor means:

(a)	any Obligor incorporated in Italy or

(b)	any Obligor having its registered office in Italy

Italian Qualifying Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)

a bank or financial institution duly authorised or licensed to carry out banking or lending activity within the territory of Italy pursuant to Italian Legislative Decree No. 385 of 1 September, 1993 that is tax resident in Italy pursuant to Article 73 of the Italian Presidential Decree No. 917 of 22 December 1986 and, for the purpose of any Finance Documents does not act through a permanent establishment located outside the Republic of Italy

(b)

a permanent establishment (“stabile organizzazione”) in the Republic of Italy of a non-Italian resident bank or financial institution that is duly authorised or licensed to carry out banking activity in Italy for which any payment received under the Finance Documents is business income (“reddito di impresa”) pursuant to Articles 81, 151 and 152, paragraph 1, of Italian Presidential Decree No. 917 of 22 December 1986

(c)	a securitisation company incorporated under Italian Law No. 130 of 30 April 1999 that is duly authorised or licensed to carry out lending activity within the territory of Italy

(d)

any entity which, under article 26, paragraph 5-bis, of Italian Presidential Decree No. 600 of 29 September 1973, is entitled to receive interest payments deriving from Italy without the application of any Tax Deduction or

(e)	an Italian Treaty Lender

Italian Treaty Lender means a Lender which:

(a)	is treated as a resident of an Italian Treaty State for the purposes of the Italian Treaty

(b)	does not carry on a business in Italy through a permanent establishment with which that Loan is effectively connected and

(c)

fulfils any other conditions which must be fulfilled under the relevant Italian Treaty in order to benefit from full exemption from Tax imposed by Italy on interest payments, subject to the completion of any necessary procedural formalities

Italian Treaty State means a jurisdiction having a double taxation agreement (an Italian Treaty) with Italy which makes provision for full exemption from tax imposed by Italy on interest

Joint Venture means all joint venture entities, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or other entity, in each case which is not a member of the Group

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Legal Reservations means:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court

(b)

the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors generally

(c)	the time-barring of claims under the Limitation Acts

(d)	rules against penalties and similar principles and

(e)

any other qualifications or reservations as to matters of law only contained in the legal opinions referred to in Part 1 of Schedule 2 (Conditions Precedent) or any other written legal opinion obtained by the Agent from its legal advisers under the terms of the Finance Documents

Lender means:

(a)	any Original Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.2 (Accordion Facility) or clause 24 (Changes to the Lenders)

which in each case has not ceased to be a Party in accordance with the terms of this Agreement

LIBOR means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan or

(b)	as otherwise determined pursuant to clause 11.1 (Unavailability of Screen Rate)

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984

LMA means the Loan Market Association

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2⁄3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3% of the Total Commitments immediately prior to the reduction)

Management means, at any time, in respect of the Company at that time:

(a)	one officer and

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(b)	any one of the following:

(i)	the chief financial officer

(ii)	the head of treasury or

(iii)	the company secretary

Margin means the rate per annum calculated in accordance with clause 9.3 (Margin adjustments)

Margin Stock means margin stock or margin security within the meaning of Regulations T, U and X

Material Adverse Effect means any effect, event or matter:

(a)	which is materially adverse to:

(i)	the assets, operations or financial condition of the Group (taken as a whole) or

(ii)

the ability of the Obligors (taken as a whole) to perform in a timely manner any of their material obligations (including without limitation their payment obligations and their obligations under clause 21 (Financial covenants)) under any of the Finance Documents or

(b)

which results in any of the rights or obligations arising under the Finance Documents not being legal, valid and binding on and (subject to the Legal Reservations) enforceable against any party thereto (other than a Finance Party), in each case to an extent or in a manner reasonably considered by the Majority Lenders to be materially adverse to their interests under the Finance Documents

Material Group Company means:

(a)	each Obligor

(b)	any other Subsidiary of the Company which is not a Joint Venture:

(i)	whose gross assets account for more than 5% of the consolidated gross assets of the Group or

(ii)	whose EBITDA (Subsidiary EBITDA) accounts for more than 5% of the consolidated EBITDA of the Group,

and for this purpose the calculation of Subsidiary EBITDA and gross assets shall:

(A)	be made in accordance with U.S. GAAP

(B)	in the case of a company which itself has Subsidiaries, be made by using the consolidated Subsidiary EBITDA or consolidated gross assets, as the case may be, of it and its Subsidiaries and

(C)	be determined by reference to:

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1)

the latest accounts of the relevant company used for the purposes of the then latest audited annual financial statements of the Group delivered by the Company under clause 20.1 (Financial statements) or

2)

if the relevant company becomes a Subsidiary of the Company after the end of the financial year to which those latest audited annual financial statements of the Group relate, the latest accounts of that Subsidiary and

(D)

Subsidiary EBITDA shall be calculated on the same basis as EBITDA in clause 21.1 (Financial definitions) but adjusted so that references to the Group are references to the relevant Subsidiary and its Subsidiaries or

(c)

any Subsidiary of the Company to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary of the Company which immediately prior to those transactions was a Material Group Company

Minority Investment means any company or other entity in which any member of the Group has an interest from time to time and which company or entity is not a direct or indirect Subsidiary of the Company

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end

The above rules will only apply to the last Month of any period

New Commitments has the meaning given to that term in clause 2.2 (Accordion Facility)

New Lender has the meaning given to that term in clause 24 (Changes to the Lenders)

Non Wholly Owned Subsidiary means any direct or indirect Subsidiary of the Company which is not a wholly owned Subsidiary of the Company

Obligor means a Borrower or a Guarantor

Obligors’ Agent means Innospec Finance Limited (a company incorporated in England and Wales with registered number 5330706) appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 38 (Obligors’ Agent)

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Operating Budget means, in relation to each financial year of the Company, a budget comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected capital expenditure) for the Group for that financial year delivered to the Agent pursuant to clause 20.4 (Operating Budget)

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in clause 4.3 (Conditions relating to Optional Currencies)

Original Financial Statements means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2018

(b)	in relation to each Original Obligor other than the Company:

(i)	in connection with each U.S. Obligor, its unaudited financial statements and

(ii)	in connection with each other Obligor, its audited financial statements for its financial year ended 31 December 2018 and

(c)	in relation to the Group, the 10-Q filing in respect of the period ending 30 June 2019

Original Obligor means an Original Borrower or an Original Guarantor

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union

Party means a party to this Agreement

Permitted Acquisition means:

(a)

acquisitions by a member of the Group of any shares or partnership interests in entities which are at the date of this Agreement (and which at the relevant time remain) its Subsidiaries or in any Subsidiary formed after the date of this Agreement;

(b)

any acquisition by a member of the Group pursuant to a disposal permitted under paragraph (c) of Permitted Disposal and any acquisition from net disposal proceeds as contemplated by paragraph (f) of Permitted Disposal;

(c)	a Permitted Transaction;

(d)	to the extent permitted by clause 22.15(c) (Joint Ventures and Minority Investments), an investment in a Joint Venture or Minority Investment and

(e)	any other acquisition of any business, assets or shares where such acquisition satisfies the following criteria:

(i)	at the time of such acquisition no Event of Default is continuing or would occur as a result of such acquisition

(ii)

if it is an acquisition of a business or assets (other than shares), such business (or the business for which such assets are to be used) is similar to or connected with (or related to the development of) the Business

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(iii)	if it is an acquisition of shares, such shares are in a limited liability company which will, upon such acquisition, become a Subsidiary of the Company

(iv)

the business, assets or shares being acquired have generated positive earnings before interest tax, depreciation and amortisation for a period of 12 months before the acquisition is due to become effective and

(v)

the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and the amount of any deferred purchase price) for such acquisition when aggregated with:

(A)	all acquisitions which have been made pursuant to this paragraph (e)

(B)	the amount of loans or credit given pursuant to clause 22.7(d) (Loans) and

(C)	the amount of investments in Joint Ventures or Minority Investments made pursuant to clause 22.15(c) (Joint Ventures and Minority Investments)

in each case, in the financial year in which such acquisition or investment is proposed to be made, does not exceed in any financial year $75,000,000 (or its equivalent in other currencies)

Permitted Disposal means any sale, lease, licence, transfer or other disposal:

(a)	of assets (other than the shares in any Obligor) made in the ordinary course of trading of the disposing entity

(b)	of assets (other than the shares in any Obligor) in exchange for other assets comparable or superior as to type and quality

(c)	of assets (other than the shares in any Obligor) which are obsolete for the purpose for which such assets are normally utilised or which are no longer required for the purpose of the Business

(d)	which is a Permitted Transaction

(e)

of assets (other than the shares in any Obligor) where the net disposal proceeds of such assets are reinvested (by the member of the Group making such a disposal) in other assets of a similar nature and value

(f)

leases of assets (including real estate) which are not (in the reasonable opinion of the member of the Group granting such lease) required for the efficient running of its business on arm’s length terms to third parties and the term of such lease is not more than six years (or if it is more than six years is capable of being terminated at the option of the lessor at least every six years during its term)

(g)	of assets (other than the shares in any Obligor) to Joint Ventures or Minority Investments to the extent permitted pursuant to clause 22.15(c) (Joint Ventures and Minority Interests)

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(h)	of receivables disposed of in connection with a Permitted Factoring and Sale and Leaseback or

(i)

of assets (other than the shares in any Obligor) where the aggregate fair market value of the assets so sold, leased, transferred or otherwise disposed of by members of the Group (which are not permitted to be disposed of pursuant to paragraphs (a) to (d) above) in any financial year of the Company does not exceed $40,000,000 (or its equivalent in other currencies) or

(j)	to which the Majority Lenders have given their prior written consent

Permitted Factoring and Sale and Leaseback means the sale or disposal of any:

(a)	asset in the ordinary course of trading on terms whereby such asset is or may be leased to or re-acquired or acquired by a member of the Group or

(b)	receivable where:

(i)	the receivable has been fully written off in the accounts of the relevant member of the Group in accordance with U.S. GAAP or UK GAAP (as applicable) or

(ii)

the consideration for such receivables is less than $10,000,000 (or its equivalent in other currencies) in aggregate outstanding at any time during the term of the Facility and such sale or disposal is without any general right of recourse to any Obligor

Permitted Indebtedness means Financial Indebtedness:

(a)

incurred under unsecured settlement facilities (including, without limitation, electronic banking systems, international payments, daylight exposure and UK three day settlement facilities) entered into by any member of the Group in the ordinary course of its business to enable it to effect its payment obligations

(b)

to the extent it is applied immediately following being incurred in repayment and cancellation of Financial Indebtedness outstanding and then only to the extent that such Financial Indebtedness does not exceed such outstanding Financial Indebtedness to which it is being applied in repayment thereof

(c)	arising under a loan or credit permitted pursuant to clause 22.7(b) (Loans) and 22.7(c) (Loans) and

(d)

any Financial Indebtedness not falling within paragraphs (a) to (c) (inclusive) above, the aggregate principal amount of which, for the Group taken as a whole, does not at any time exceed $100,000,000 (or its equivalent in other currencies). For the purpose of determining whether the monetary limit in this paragraph (d) has been exceeded any guarantee, indemnity or counter-indemnity obligation in respect of Financial Indebtedness falling within this paragraph (d) shall not be double-counted

Permitted Transaction means:

(a)	any transaction arising under the Finance Documents or otherwise entered into with a Lender

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(b)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group

(c)

transactions entered into between Obligors or between non-Obligors or by a non-Obligor where the benefit of the transaction is in favour of an Obligor provided that the transaction does not adversely affect the interests of such Obligor or

(d)

transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms

(e)	any transaction to which the Majority Lenders have given their prior written consent

Qualifying Lender has the meaning given to it in clause 13 (Tax gross up and indemnities)

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)

(i)	(if the currency is sterling) the first day of that period

(ii)	(if the currency is euro) 2 TARGET Days before the first day of that period or

(iii)	(for any other currency), 2 Business Days before the first day of that period

(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than 1 day, the Quotation Day will be the last of those days))

Regulations T, U and X means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the U.S. (or any successor) as now and from time to time in effect

Related Fund in relation to a fund (first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant GAAP means, in relation to a company, accounting principles and practices generally accepted from time to time in such company’s jurisdiction of incorporation

Relevant Market means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board

Repeating Representations means each of the representations set out in clause 19 (Representations), except the representations set out in clause 19.5 (Validity and admissibility in evidence), clause 19.6 (Governing law and enforcement) and clause 19.8 (No filing or stamp taxes)

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Replacement Benchmark means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate) or

(ii)	any Relevant Nominating Body

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Benchmark will be the replacement under paragraph (a)(ii) above

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian

Resignation Letter means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter)

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers

Restricted Party means a person that is:

(a)	listed on, or owned or controlled by a person listed on, a Sanctions List, or a person acting on behalf of such a person

(b)

located in or organised under the laws of a country or territory that is the subject of country-wide or territory-wide Sanctions, or a person who is owned or controlled by, or acting on behalf of such a person or

(c)	otherwise a subject of Sanctions

Rollover Loan means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)) and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Loan

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Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority

Sanctions Authority means:

(a)	the Security Council of the United Nations

(b)	the United States of America

(c)	the European Union (and any of its member states)

(d)	the United Kingdom of Great Britain and Northern Ireland

(e)	Switzerland or

(f)	the governments and official institutions or agencies of any of paragraphs (a) to (e) above, including OFAC, the US Department of State and Her Majesty’s Treasury

Sanctions List means the Specifically Designated Nationals and Blocked Persons list the Foreign Sanctions Evaders (FSE) list, and the Sectoral Sanctions Identification list maintained by OFAC and the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time

Screen Rate means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate)

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate)

or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company

Screen Rate Replacement Event means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, and the Obligors materially changed;

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(b)

(i)
(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used or

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the period opposite that Screen Rate in Schedule 12 (Screen Rate contingency periods) or

(d)	in the opinion of the Majority Lenders and the Obligors, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect

Security Agent means Lloyds Bank plc (formerly known as Lloyds TSB Bank plc)

Specified Time means a day or time determined in accordance with Schedule 9 (Timetables)

Subsidiary means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006 or

(b)	a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006 or

(c)	whether or not falling within paragraphs (a) or (b) above, in relation to any company or corporation, a company or corporation:

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(i)	which is controlled, directly or indirectly, by the first mentioned company or corporation

(ii)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation or

(iii)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007

TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)

Termination Date means, subject to clause 7.2 (Extension of Termination Date), the date falling four years after the date of this Agreement

Total Commitments means the aggregate of the Commitments, being $250,000,000 at the date of this Agreement

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate

UK GAAP means accounting principles and practices generally accepted from time to time in the United Kingdom

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

U.S. means the United States of America

U.S. Borrower means the Company and any Additional Borrower which is formed in the U.S.

U.S. GAAP means accounting principles and practices generally accepted from time to time in the U.S.

U.S. Group Member means a member of the Group formed in the U.S

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U.S. Guarantor means:

(a)	a Guarantor formed in the U.S.

(b)	the Company, Bachman Services, Inc., Innospec Active Chemicals LLC, Innospec Fuel Specialties LLC, Innospec Oilfield Chemicals LLC and Independence Oilfield Chemicals LLC or

(c)

a Guarantor that is not an Obligor as at the date of this Agreement and is not formed in the U.S. but is treated, for U.S. federal income tax purposes, as a fiscally transparent branch or partnership owned (directly or indirectly) by the Company, provided that if such Guarantor is owned indirectly by the Company, each owner of such Guarantor between the Guarantor and the Company is similarly treated as a fiscally transparent branch or partnership

U.S. Obligor means a U.S. Borrower or a U.S. Guarantor

U.S. Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the U.S. or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for U.S. federal income tax purposes

Utilisation means a utilisation of the Facility

Utilisation Date means the date of a Utilisation, being the date on which a Loan is to be made

Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request)

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

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(ii)	any similar or analogous powers under that Bail-In Legislation

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the Agent, the Arranger, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	a group of Lenders includes all the Lenders;

(v)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)

a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vii)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)	a provision of law is a reference to that provision as amended or re-enacted; and

(ix)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

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1.3	Currency symbols and definitions

USD and dollars denote the lawful currency of the United States of America, £, GBP and sterling denote the lawful currency of the United Kingdom and €, EUR and euro denote the single currency of the Participating Member States.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Italian terms

As far as Italian law is concerned, in this Agreement a reference to any of the following

(a)

a winding up, bankruptcy, insolvency, administration, dissolution or the like includes, without limitation, any scioglimento, liquidazione, procedura concorsuale (including fallimento, concordato preventivo, amministrazione straordinaria, liquidazione coatta amministrativa, amministrazione straordinaria delle grandi imprese in stato di insolvenza, misure per la ristrutturazione industriale delle grandi imprese in stato di insolvenza) or any other similar proceedings or legal concepts;

(b)

a receiver, administrative receiver, liquidator, commissioner, administrator or the like includes, without limitation, a curatore, commissario giudiziale, commissario straordinario, commissario liquidatore, liquidatore or any other person performing the same function as each of the foregoing;

(c)

a step or procedure taken in connection with insolvency proceedings for any person includes, without limitation, that person formally making a proposal to assign its assets pursuant to Article 1977 of the Civil Code (cessione dei beni ai creditori), implementing a piano di risanamento, entering into an accordo di ristrutturazione dei debiti, filing a petition for a concordato preventivo or entering into a similar arrangement for a substantial part of its creditors;

(d)

an assignment, arrangement or composition with or for the benefit of its creditors or the like, includes, without limitation, an arrangement pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai creditori), a piano di risanamento, an accordo di ristrutturazione dei debiti, a concordato preventivo or a similar arrangement for the substantial part of the creditors;

(e)	a lease includes, without limitation, a contratto di locazione;

(f)	a matured obligation includes, without limitation, any credito liquido ed esigibile; and

(g)

a Security or lien is referring to a security or guarantee governed by Italian law includes, without limitation, any pegno, ipoteca, privilegio speciale pursuant to Article 46 of Italian Banking Act, fideiussione, garanzia a prima domanda, cessione del credito in garanzia, and any other garanzia reale or garanzia personale.

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1.6	Delaware Divisions

For all purposes under the Finance Documents, in connection with any division or plan of division under the laws of the State of Delaware: (i) if any asset, rights, obligations or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person and (ii) if any new person comes into existence, such new person shall be deemed to have been organised on the first date of its existence by the holders of its shares at such time.

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Accordion Facility

(a)

The Company may by giving no less than 15 Business Days’ (or such other period as the Lenders may otherwise agree) and not more than 30 Business Days’ prior notice to the Agent request that the Total Commitments be increased (New Commitments) in an aggregate amount of up to $125,000,000 (Maximum Increase Amount).

(b)

The Company may, at its discretion and by giving a written notice to the existing Lenders (Increase Invitation) with a copy to the Agent, invite each of the existing Lenders to offer to increase the amount of its existing Commitment by making available the New Commitments pro rata to their existing Commitments as at the date of the Increase Invitation (the date that the Increase Invitation is delivered to the Lenders being the Delivery Date).

(c)

No Lender is obliged to agree to increase its Commitment following an Increase Invitation. Each Lender that agrees to increase its Commitment under an Increase Invitation (Consenting Lender) shall notify the Company and the Agent of its agreement by the date falling 20 Business Days (or such other period as the Lenders may otherwise agree) after the relevant Delivery Date.

(d)

If a Lender does not offer to increase its Commitment in accordance with the amount requested pursuant to an Increase Invitation (that part of the increase in its Commitment not accepted by any Lender being the Declined New Commitments) on or before the date falling 20 Business Days (or such other period as the Lenders may otherwise agree) after the relevant Delivery Date, the Company may, at its discretion and by giving a written notice to each Consenting Lender (Subsequent Increase Invitation) with a copy to the Agent, offer the Declined New Commitments to each Consenting Lender pro rata to their existing Commitment as at the date of the Increase Invitation (the date that the Subsequent Increase Invitation is delivered to the Lenders being the Subsequent Delivery Date).

(e)

No Consenting Lender is obliged to agree to increase its Commitment following a Subsequent Increase Invitation. Each Consenting Lender that agrees to increase its Commitment under a Subsequent Increase Invitation (Subsequent Consenting Lender) shall notify the Company and the Agent of its agreement by the date falling 10 Business Days after the Subsequent Delivery Date. If the increase in the Commitments of the Subsequent Consenting Lenders pursuant to any Subsequent Increase Invitation is, in aggregate, greater than the Declined New Commitments, the

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Commitment of each Subsequent Consenting Lender will be increased by the proportion of the Declined New Commitments which is the same proportion as its Commitment bears to the Total Commitments (excluding from the Total Commitments the Commitment of any Lenders that are not Consenting Lenders under the relevant Increase Invitation), in each case, immediately prior to the issuance of the relevant Increase Invitation.

(f)

If, after the expiry of the period referred to in clause 2.2(e), any of the Declined New Commitments are not accepted by a Lender (the amount of the Declined New Commitments not being made available by any Lender being the New Commitments Shortfall), then the Company may offer the opportunity to make available New Commitments in an amount not exceeding the New Commitments Shortfall to any bank, financial institution, trust, fund or other entity which is regularly engaged in, or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (which is not a member of the Group and is not a Lender).

(g)	The terms applicable to the New Commitments shall be as set out in this Agreement.

(h)

No later than the date falling 25 Business Days after the later of the relevant Delivery Date and the relevant Subsequent Delivery Date, the Company shall by notice to the relevant Consenting Lenders, Subsequent Consenting Lenders (if any) and any person who wishes to make available any of the New Commitments Shortfall and is not a member of the Group and is not a Lender (New Commitments Lender) (if any) (together the Accordion Lenders), with a copy to the Agent, advise:

(i)	whether the Company has accepted the offer of those Accordion Lenders to increase the amount of their Commitment;

(ii)	the aggregate amount by which the Total Commitments will be increased (Aggregate Additional Commitments); and

(iii)	the amount of each Accordion Lender’s share of the Aggregate Additional Commitments (Relevant Additional Commitment).

(i)

Subject to the conditions precedent set out in clauses 2.2(j) and 2.2(k) below being satisfied, on (i) the last day of the shortest Interest Period in which those conditions precedent are satisfied or (ii) such earlier date as may be agreed between the Company, the Accordion Lenders and the Agent (Increase Date):

(i)

each of the Obligors and any New Commitments Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the New Commitments Lender would have assumed and/or acquired had the New Commitments Lender been an Original Lender;

(ii)

any New Commitments Lender shall become a Party as a Lender and the New Commitments Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that New Commitments Lender and those Finance Parties would have assumed and/or acquired had the New Commitments Lender been an Original Lender;

(iii)	the Total Commitments will be increased by the amount of the Aggregate Additional Commitments;

(iv)	the Commitment of each Accordion Lender will be increased by the amount of its Relevant Additional Commitment;

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(v)	the Commitments of the other Lenders shall continue in full force and effect; and

(vi)

in respect of any new Loans made available on the Increase Date, each Lender’s participation in each Loan will be equal to the proportion borne by its Commitment (as increased in accordance with clause 2.2(i)(iv)) to the Total Commitments (as so increased).

(j)	An increase in the Total Commitments will only be effective:

(i)	on the execution by the Agent of an Increase Confirmation from each Accordion Lender for the purpose of that increase;

(ii)	in relation to a New Commitments Lender:

(A)

upon the performance by the Agent of all necessary “know your customer” or other similar checks under applicable laws and regulations in relation to the assumption of the increased Commitments by the New Commitments Lender, the completion of which the Agent shall promptly notify to the Company and the New Commitments Lender;

(B)	once such New Commitments Lender has acceded to this Agreement by delivering a duly completed and executed Increase Confirmation to the Agent; and

(C)

provided that the arrangement fees to be applied by that New Commitments Lender to the New Commitments Shortfall to be made available by it shall not exceed those agreed by or offered to the existing Lenders with respect to the New Commitments (except as otherwise agreed by the Company and the existing Lenders);

(iii)	upon each Accordion Lender obtaining credit committee approval (if required);

(iv)

provided the aggregate of the Aggregate Additional Commitments and any increase in the Total Commitments which has come into effect before the relevant Increase Date do not exceed the Maximum Increase Amount;

(v)

on the date on which the increase takes effect, payment by the New Commitments Lender (if there is one) to the Agent (for its own account) of a fee in an amount equal to the fee which would be payable under clause 24.3 (Assignment or transfer fee) if the increase in Commitments was a transfer under clause 24.1 (Assignments and transfers by the Lenders) and if the New Commitments Lender was a New Lender; and

(vi)

if the Agent confirms to the Company and the Lenders that it has received the following in form and substance satisfactory to it (acting on the instructions of the Majority Lenders) on or before the date falling 10 Business Days after the date the Company has notified the relevant Accordion Lenders that it accepts the offer to increase Commitments and the amount of those Commitments, in accordance with clause 2.2(h) respectively:

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(A)	any acquisition documents relating to a Permitted Acquisition if the relevant increase in the Commitments is requested for the purpose of an acquisition;

(B)

evidence, including a director’s certificate from the Company confirming, that, if it would be required following the relevant Permitted Acquisition, any corporate entity to be acquired will become an Additional Guarantor in accordance with the terms of this Agreement within three months of completion of the applicable Permitted Acquisition; and

(C)	(if the Agent (acting on the instructions of the Majority Lenders) so requires) any relevant legal or other due diligence in respect of the relevant Permitted Acquisition.

(k)	The Company may not seek to increase the Total Commitments or exercise any of its rights under this clause 2.2 at any time when a Default is continuing.

(l)	Only two increases in the Total Commitments are permitted.

(m)

Each Party shall co-operate to ensure that, on and following the Increase Date, the proportion of the aggregate amount of all Loans which each Lender holds is the same as the proportion which the Commitment of each Lender at such time bears to the Total Commitments.

(n)

The Company must pay to each Accordion Lender for the relevant increase in Total Commitments a fee in the amount and at the times agreed between the Company and the Agent in a Fee Letter. A reference in this Agreement to a Fee Letter shall include any letter referred to in this clause 2.2(n).

(o)	Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.2 in relation to a New Commitments Lender as if references in that clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to the New Commitments Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(p)	The Agent shall notify all Parties of:

(i)	the Increase Date;

(ii)	the amount of the New Commitments being made available by each Lender; and

(iii)	the identity of any New Commitments Lender.

(q)

The Agent is authorised and instructed to enter into such documentation as is reasonably required to amend this Agreement and any other Finance Document (in accordance with the terms of this clause 2.2) without the consent of any Lender other than the applicable Accordion Lender.

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2.3	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with clause 2.3(c). The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	Purpose

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	refinancing existing indebtedness of the Group and the payment of any fees or expenses, legal or otherwise, incurred in connection with such refinancing;

(b)	funding Permitted Acquisitions and costs, fees and expenses incurred in relation thereto; and

(c)	the general corporate and working capital purposes of the Group, including funding capital expenditure and share buy-backs.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of utilisation

4.1	Initial conditions precedent

(a)

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 (Conditions Precedent to Initial Utilisation) of Schedule 2 in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

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(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 4.1(a), the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if it is sterling or euro or (in the case of any other currency) if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the Company for a currency to be approved under clause 4.3(a)(ii), the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than 15 Loans would be outstanding.

(b)	Any Loan made by a single Lender under clause 6.2 (Unavailability of a currency) shall not be taken into account in this clause 4.4.

5	Utilisation

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

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5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with clause 5.3; and

(iii)	the proposed Interest Period complies with clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of $1,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is sterling or euro, a minimum of £1,000,000 or €1,000,000 or, if less, the Available Facility; or

(iii)

if the currency selected is an Optional Currency other than sterling or euro, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to clause 4.3(b)(ii) (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(iv)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met and subject to clause 7.1 (Repayment of Loans) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with clause 29.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

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6	Optional currencies

6.1	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with clause 5.4(b) (Lenders’ participation).

7	Repayment

7.1	Repayment of Loans

(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under clause 7.1(a), if:

(i)	one or more Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

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(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

1)	the relevant Borrower will only be required to make a payment under clause 29.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

2)

each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under clause 29.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

1)	the relevant Borrower will not be required to make a payment under clause 29.1 (Payments to the Agent); and

2)

each Lender will be required to make a payment under clause 29.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

7.2	Extension of Termination Date

(a)

The Company may notify the Agent, by delivering a duly completed Extension Request not less than 30 days and not more than 60 days before the first anniversary of the date of this Agreement, that it wishes to extend the Termination Date (such request being the exercise of the Extension Option) to the date falling 5 years after the date of this Agreement.

(b)

As soon as practicable after receiving the Extension Request, the Agent shall notify the Lenders of the same and shall request that each Lender promptly, and in any event not later than the date falling 21 days after the date of the Extension Request, notify the Agent whether that Lender is willing to extend the Termination Date.

(c)	If:

(i)

a Lender notifies the Agent that it is willing to extend the Termination Date, then the Termination Date relating to that Lender’s Commitment shall be extended and shall be deemed to be the date specified in the Extension Request;

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(ii)

a Lender notifies the Agent that it is not willing to extend the Termination Date (or fails to respond to the Agent within the 21 day period), then the Termination Date relating to that Lender’s Commitment shall not be extended and shall continue to be the date falling four years after the date of this Agreement.

(d)	The Agent shall promptly notify the Company upon the Agent’s receipt of each Lender’s response to the proposed extension of the Termination Date pursuant to this clause 7.2(a).

(e)

If the Termination Date relating to a Lender’s Commitment is extended pursuant to clause 7.2(c)(i), the commitment fee payable in accordance with clause 12.1 (Commitment fee) shall apply to that Lender’s Commitment until the extended Termination Date.

(f)

The Company may agree an extension fee in connection with the Extension Option. Any extension fee shall be payable to each Extension Lender in the amount and at the times agreed between the Company and each Extension Lender (and each Extension Lender shall be paid the same fee at the same time).

(g)

Any Lender that does not agree to the Extension Option (or fails to respond to the Agent within the 21 day period) shall not be deemed to be a non-Consenting Lender by reason of such refusal (or failure to respond).

(h)	Each Extension Request is irrevocable.

8	Prepayment and cancellation

8.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to clause 8.5(d) (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.

8.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Company (a Change of Control):

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(i)	the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan);

(iii)	if the Company so requires, the Parties shall enter into good faith consultations with a view to determining whether and on what terms the Facility can continue to remain outstanding and be provided;

(iv)

if no agreement between the Lenders and the Company is reached within 30 days of the Change of Control occurring as to the terms on which the Facility can continue to remain outstanding and be provided and if a Lender so requires, the Agent shall cancel that Lender’s Commitment under the Facility and declare that Lender’s participation in the outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents owing to that Lender immediately due and payable, whereupon that Lender’s Commitment under the Facility will be cancelled and all such outstanding amounts owing to that Lender will become immediately due and payable.

(b)	For the purpose of clause 8.2(a) control means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)	give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

(ii)

the holding of more than one-half of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)

For the purpose of clause 8.2(a) acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

8.3	Voluntary cancellation

The Company may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000 and in integral multiples of $2,500,000) of the Available Facility. Any cancellation under this clause 8.3 shall reduce the Commitments of the Lenders rateably.

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8.4	Voluntary prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $1,000,000 and in integral multiples of $500,000).

8.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 13.2(c) (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under clause 13.3 (Tax indemnity) or clause 14.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with clause 8.5(d).

(b)	On receipt of a notice of cancellation referred to in clause 8.5(a), the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under clause 8.5(a) (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

(d)	If:

(i)	any of the circumstances set out in clause 8.5(a) apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with clause 8.1 to any Lender,

the Company may on 10 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to clause 8.5(d) shall be subject to the following conditions:

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(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under clause 8.5(d) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to clause 8.5(d) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in clause 8.5(e)(iv) as soon as reasonably practicable following delivery of a notice referred to in clause 8.5(d) and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

8.6	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to clause 2.2 (Accordion Facility), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

8.7	Application of prepayments

Any prepayment of a Loan pursuant to clause 8.2 or clause 8.4 shall be applied pro rata to each Lender’s participation in that Loan.

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9	Interest

9.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.

9.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than 6 Months, on the dates falling at 6 monthly intervals after the first day of the Interest Period).

9.3	Margin adjustments

(a)	In this clause:

Total Net Debt and EBITDA have the meanings given to them in clause 21.1 (Financial definitions)

(b)	The initial Margin is 1.05% per annum.

(c)	The Margin will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate:

Column 1 - Ratio of Total Net Debt to EBITDA	Column 2 - Margin (% per annum)
Greater than 2.50:1	2.30
Less than or equal to 2.50:1 and greater than 2.00:1	1.80
Less than or equal to 2.00:1 and greater than 1.5:1	1.55
Less than or equal to 1.5:1 and greater than 1:1	1.30
Less than or equal to 1:1	1.05

(d)	Any change in the Margin will, subject to clauses 9.3(e) and 9.3(f) below, apply to each Loan on the earlier of

(i)	the date that is 5 Business Days after the date of receipt by the Agent of the relevant Compliance Certificate or,

(ii)

if the relevant Compliance Certificate is not delivered on time, on the last date on which that Compliance Certificate should have been delivered pursuant to clause 20.2(a) (Compliance Certificate) of this Agreement.

(e)

For so long as an Event of Default is continuing, or a Compliance Certificate relating to financial statements for a Relevant Period has not been delivered by the Company within the applicable period and remains outstanding, the Margin will be the highest applicable rate, being 2.30% per annum.

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(f)

If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the subsequent financial statements of the Group, the Margin will instead be calculated by reference to the subsequent financial statements of the Group. If, in this event, any amount of interest has been paid by a Borrower on the basis of the Compliance Certificate, that Borrower must immediately on demand pay to the Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the subsequent financial statements.

9.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 9.4(b) below, is 1% per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 1% per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.5	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

10	Interest Periods

10.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this clause 10, a Borrower (or the Obligor’s Agent) may select an Interest Period of one, three or six Months or of any other period agreed between the Obligor’s Agent, the Agent and all the Lenders.

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

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(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11	Changes to the calculation of interest

11.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Cost of funds: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

there shall be no LIBOR or EURIBOR for that Loan and clause 11.3 shall apply to that Loan for that Interest Period.

11.2	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35% of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of LIBOR or, if applicable, EURIBOR then clause 11.3 shall apply to that Loan for the relevant Interest Period.

11.3	Cost of funds

(a)	If this clause 11.3 applies, the rate of interest on the relevant Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event within 2 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this clause 11.3 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

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(c)	Any alternative basis agreed pursuant to clause 11.3(b) shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this clause 11.3 applies pursuant to clause 11.2 and:

(i)	a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in clause 11.3(a)(ii),

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 11.3(a), to be LIBOR or, in relation to a Loan in euro, EURIBOR.

11.4	Notification to Company

If clause 11.3 applies the Agent shall, as soon as is practicable, notify the Company.

11.5	Break Costs

(a)

Each Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12	Fees

12.1	Commitment fee

(a)

The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35% of the applicable Margin per annum on that Lender’s Available Commitment for the Availability Period.

(b)

The accrued commitment fee is payable on the last day of each successive period of 3 Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.2	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4	Document Co-ordination fee

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The Borrowers shall pay to the Document Co-ordinator (for its own account) a document co-ordinator fee in the amount and at the time agreed in a Fee Letter.

13	Tax gross up and indemnities

13.1	Definitions

(a)	In this Agreement:

Borrower DTTP Filing means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)

where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 (The Original Lenders)) of Schedule 1 and

(A)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement or

(B)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower or

(ii)

where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executed on becoming a Party as a Lender, and

(A)	where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date or

(B)

where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document

Qualifying Lender means:

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

1)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA or

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2)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or

(B)	a Lender which is:

1)	a company resident in the United Kingdom for United Kingdom tax purposes

2)	a partnership each member of which is:

a)	a company so resident in the United Kingdom or

b)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA

3)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company or

(C)	a Treaty Lender or

(ii)	in respect of a payment that is treated under the Internal Revenue Code as U.S. source interest in connection with this Agreement, a Lender which is:

(A)

a U.S. person within the meaning of section 7701(a)(30) of the Internal Revenue Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as a “U.S. person”

(B)

a Treaty Lender with respect to the United States of America that is entitled to receive payments under the Finance Documents without deduction or withholding of any U.S. federal income Taxes, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN-E (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholding under a double taxation treaty

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(C)

entitled to receive such payments without deduction or withholding of any U.S. federal income Taxes under the “portfolio interest” exemption under section 881(c) of the Internal Revenue Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN-E (or any successor form), as applicable, either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of such payments under the portfolio interest exemption, along with a statement validly certifying that such Lender (A) is not a “bank” for purposes of section 881(c)(3)(A) of the Internal Revenue Code and (B) is not a “10 percent shareholder” of the relevant Obligor within the meaning of section 881(c)(3)(B) of the Internal Revenue Code or

(D)

otherwise entitled to receive payments under the Finance Documents without deduction or withholding of any U.S. federal income Taxes either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the U.S. or under another applicable exemption, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of either (1) IRS Form W 8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the U.S. or (2) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from U.S. withholding tax with respect to all payments to be made to such Lender under the Finance Documents provided, however, that no Lender shall cease to be a Qualifying Lender under this paragraph (ii) by reason or any deduction or withholding that is imposed under FATCA or

(iii)	in respect of a payment by an Obligor incorporated other than in the United Kingdom or the United States of America, any Lender

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or

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(iii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company

Tax Credit means a credit against, relief or remission for, or repayment of any Tax

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 13.2 or a payment under clause 13.3

Treaty Lender means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities)

Treaty State means a jurisdiction having a double taxation agreement (Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest

UK Non-Bank Lender means:

(i)	an Original Lender listed in part 2 (The Original Lenders) of Schedule 1 which is a UK Non-Bank Lender and

(ii)	a Lender which is not an Original Lender and which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender

(b)	Unless a contrary indication appears, in this clause 13 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

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(d)	A payment shall not be increased under clause 13.2(c) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and:

(A)

an officer of HM Revenue & Customs has given (and not revoked) a direction (Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)

the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 13.2(h) or 13.2(i) as applicable.

(e)

A payment shall not be increased under clause 13.2(c) by reason of a Tax Deduction on account of U.S. federal income Tax, if on the date on which the payment falls due the payment could have been made to the relevant Lender without such Tax Deduction if the Lender had been a Qualifying Lender described in paragraph (ii) of the definition of Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender described in paragraph (ii) of the definition of Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority.

(f)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

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(g)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)

Subject to clause 13.2(h)(ii), a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)

A Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 (The Original Lenders) of Schedule 1; and

(B)

a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to clause 13.2(h)(i).

(i)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with clause 13.2(h)(ii) and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

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(j)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause 13.2(h)(ii), no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(l)	A UK Non-Bank Lender which is an Original Lender gives a Tax Confirmation to the Company by entering into this Agreement.

(m)	A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

13.3	Tax indemnity

(a)

The Company shall (within 3 Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 13.3(a) shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 13.2;

(B)	would have been compensated for by an increased payment under clause 13.2 but was not so compensated solely because one of the exclusions in clause 13.2(d) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under clause 13.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 13.3, notify the Agent.

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13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Lender status confirmation

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If such a Lender fails to indicate its status in accordance with this clause 13.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this clause 13.5.

13.6	Stamp taxes

The Company shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to clause 13.7(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

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(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (Supplier) to any other Finance Party (Recipient) under a Finance Document, and any Party other than the Recipient (Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this clause 13.7(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

13.8	FATCA information

(a)	Subject to clause 13.8(c), each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

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(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to clause 13.8(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Clause 13.8(a) shall not oblige any Finance Party to do anything, and clause 13.8(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 13.8(a)(i) or 13.8(a)(ii) (including, for the avoidance of doubt, where clause 13.8(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a U.S. Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i)	where an Original Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a U.S. Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new U.S. Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a U.S. Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 13.8(e) to the relevant Borrower.

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(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to clause 13.8(e) is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 13.8(e) or 13.8(g) without further verification. The Agent shall not be liable for any action taken by it under or in connection with clauses 13.8(e), 13.8(f) or 13.8(g).

13.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

14	Increased costs

14.1	Increased costs

(a)

Subject to clause 14.3 the Obligor’s Agent shall, within 3 Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation; or

(iii)

the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates), made after the date of this Agreement, provided that the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives (thereunder or issued in connection therewith or in implementation thereof) shall, in each case, be deemed to be a change in law after the date of this Agreement, regardless of the date enacted, adopted, issued or implemented

(b)	In this Agreement Increased Costs means:

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(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

(a)	Clause 14.1 does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by clause 13.3 (Tax indemnity) (or would have been compensated for under clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 13.3(b) (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates).

(b)	In this clause 14.3:

(i)	a reference to a Tax Deduction has the same meaning given to the term in clause 13.1 (Definitions); and

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(ii)	Basel III means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.”

15	Other indemnities

15.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (First Currency) in which that Sum is payable into another currency (Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrowers shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 28 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

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(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	entering into or performing any foreign exchange contract for the purposes of clause 6 (Optional currencies);

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(d)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.4	Limitation on indemnities

Nothing in this clause 15 shall require any Borrower or other Obligor to pay any amount to any Finance Party or to undertake any obligation or liability to pay such amount, if the payment (or undertaking of any obligation or liability to make such payment) would cause or result in any material adverse tax consequences to any U.S. Obligor pursuant to Section 957 of the Internal Revenue Code.

16	Mitigation by the Lenders

16.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 8.1 (Illegality), clause 13 (Tax gross up and indemnities) or clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 16.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 16.1.

(b)	A Finance Party is not obliged to take any steps under clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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17	Costs and expenses

17.1	Transaction expenses

The Borrowers shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to clause 29.9 (Change of currency),

the Obligor’s Agent shall, within 3 Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Obligor’s Agent shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18	Guarantee and indemnity

18.1	Guarantee and indemnity

(a)	Each Guarantor (other than a U.S. Guarantor) irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Borrower (other than a U.S. Borrower) of all that Borrower’s obligations under the Finance Documents;

(ii)

undertakes with each Finance Party that whenever a Borrower (other than a U.S. Borrower) does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this clause 18.1(a) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(b)	Each U.S. Guarantor irrevocably and unconditionally, jointly and severally:

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(i)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(ii)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that U.S. Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this clause 18.1(b) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this clause 18 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

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(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Guarantor Intent

Without prejudice to the generality of clause 18.4, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 18.

18.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 18:

(a)	to be indemnified by an Obligor;

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(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 18.1;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 29 (Payment mechanics).

18.9	Release of Guarantors’ right of contribution

If any Guarantor (Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.11	Guarantee limitation - U.S.

(a)	Each U.S. Guarantor represents and warrants to each Finance Party that:

(i)

the fair saleable value of each U.S. Obligor’s assets exceeds the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of such U.S. Obligor with respect thereto) of such U.S. Obligor on a consolidated basis as they become absolute and mature;

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(ii)	the present fair saleable value of the assets of each U.S. Obligor is not less than the amount that will be required to pay its probable liabilities as they become absolute and matured;

(iii)

each U.S. Obligor will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts, other liabilities and contingent obligations as they mature in the ordinary course of its business; and

(iv)	each U.S. Obligor does not have unreasonably small capital with which to engage in its anticipated businesses.

(b)	Each representation and warranty in this clause 18.11(b):

(i)	is made by each U.S. Guarantor on the date of this Agreement;

(ii)	is deemed to be repeated by:

(A)	each Additional Guarantor on the date that Additional Guarantor becomes a U.S. Guarantor; and

(B)	each U.S. Guarantor on the date of each Utilisation Request; and

is, when repeated, applied to the circumstances existing at the time of repetition.

(c)

Notwithstanding any term or provision of this clause 18 or any other term in this Agreement or any Finance Document, if any U.S. federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of a U.S. Guarantor hereunder, such U.S. Guarantor’s obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render such U.S. Guarantor’s obligations subject to avoidance under applicable U.S. federal or state fraudulent conveyance laws.

18.12	Guarantee limitation – Italy

(a)

Notwithstanding any other provisions to the contrary in this Agreement, the obligations of any Italian Obligor under this clause 18 in respect of the obligations of any Obligor which is not a subsidiary (pursuant to article 2359 of the Italian Civil Code) of such Italian Obligor shall not exceed, at any time, an amount equal to the aggregate principal amount of any intercompany loans or other financial support in any form (including for the avoidance of doubt, documentary credit and other items constituting Financial Indebtedness but excluding any equity (Capitale and riserve), advanced (or granted) to such Italian Obligor (or any of its direct or indirect subsidiaries pursuant to article 2359 of the Italian Civil Code), directly or indirectly, by any Obligor on or after the date of this Agreement as resulting from time to time from the latest financial statements duly approved by the shareholders meeting of such Italian Obligor and/or any of its direct or indirect subsidiaries, as the case may be, provided that in order to comply with the provisions of Italian law in relation to financial assistance (including article 2358 and/or article 2474, as applicable, of the Italian Civil Code), no Obligor incorporated under the laws of Italy shall be liable as a Guarantor under this Agreement in relation to:

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(i)

the obligations of any Obligor, as Borrower or as Guarantor in respect of any proceeds which is used or intended to be used, directly or indirectly, to finance the acquisition of such Italian Obligor (or any of its direct or indirect holding companies) or the subscription of any shares of such Italian Obligor (or any of its direct or indirect holding companies) (or to refinance any existing indebtedness incurred for such purposes);

(ii)	the obligations of any Obligor under any guarantee given by such Obligor under this clause 18 in respect of the obligations referred to in paragraph (i) above.

(b)

Notwithstanding any provision to the contrary herein and/or in any Finance Documents, in order to comply with the mandatory provisions of Italian law in relation to (i) maximum interest rates (including Law No. 108 of 7 March 1996 (as amended and/or restated from time to time, the Italian Usury Law) and article 1815 of the Italian Civil Code) and (ii) capitalisation of interests (including article 1283 of the Italian Civil Code and article 120 of the Italian Banking Law), the obligations of any Italian Obligor under this clause 18 shall not include and shall not extend to (A) any interest qualifying as usurious pursuant the Italian Usury Law and (B) any interest on overdue amounts compounded in violation of the provisions set forth by article 1283 of the Italian Civil Code and/or article 120 of the Italian Banking Law, respectively.

(c)

For the avoidance of doubt, any payment made by an Italian Guarantor, in its capacity as guarantor under or in connection with this Agreement and the other Finance Documents, shall automatically reduce pro tanto the outstanding amounts of any outstanding intercompany loans or similar arrangements due by such Italian Guarantor to any Obligor or any other member of the Group.

(d)

Without prejudice to the paragraphs above, in any event, pursuant to article 1938 of the Italian Civil Code, the maximum amount that any Italian Obligor may be required to pay in respect of its obligations as Guarantor under the Finance Documents shall not exceed 120 per cent of the Total Commitments (or its equivalent in any other currency).

18.13	Guarantee limitation - Germany

(a)	In this clause 18.13:

(i)	Auditors’ Determination shall have the meaning ascribed to that term in paragraph (e) below.

(ii)	Enforcement Notice shall have the meaning ascribed to that term in paragraph (d) below.

(iii)

German Guarantor means any Guarantor incorporated in Germany as (x) a limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) (a German GmbH Guarantor) or (y) a limited partnership (Kommanditgesellschaft) with a limited liability company as general partner (a German GmbH & Co. KG Guarantor) in relation to whom the Finance Party (or the Agent) intends to demand payment under the guarantee set out in this clause 18.13.

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(iv)	Guaranteed Obligor shall have the meaning ascribed to that term in paragraph (b) below.

(v)	Management Determination shall have the meaning ascribed to that term in paragraph (d) below.

(vi)

Net Assets means the relevant company’s assets (Section 266 para. (2) A, B, C, D and E German Commercial Code (Handelsgesetzbuch), less the aggregate of its liabilities (Section 266 para. (3) B (but disregarding any accruals (Rückstellungen) in respect of a potential enforcement of this guarantee or any Security), C, D and E German Commercial Code), the amount of profits (Gewinne) not available for distribution to its shareholders in accordance with section 268 para. 8 German Commercial Code and the amount of its stated share capital (Stammkapital).

(b)

Each Finance Party agrees not to enforce the guarantee and indemnity (the Guarantee) created under this Agreement by a German Guarantor against a German Guarantor if and to the extent that Guarantee guarantees any liability of an Obligor which is a shareholder or an Affiliate (verbundenes Unternehmen) of a shareholder of that German Guarantor (other than that German Guarantor or its Subsidiaries) (the Guaranteed Obligor) if and to the extent that a payment under the Guarantee would cause such German Guarantor’s (or, in the case of a German GmbH & Co. KG Guarantor, its general partners’) Net Assets (determined pursuant to paragraphs (c), (d) and/or (e) below) to be reduced below zero, or further reduced if already below zero.

(c)	For the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

(i)

the amount of any increase of the stated share capital (Erhöhungen des Stammkapitals) of the relevant German Guarantor or its general partner after the date hereof (A) that has been effected without the prior written consent of the Agent or (B) if effected with the consent of the Agent to the extent that it is not fully paid up, shall be deducted from the stated share capital; and

(ii)	liabilities incurred by the relevant German Guarantor in violation of the Finance Documents shall be disregarded; and

(iii)

loans provided to the relevant German Guarantor (or, in the case of a GmbH & Co. KG Guarantor, its general partner) by a member of the Group shall be disregarded if and to the extent such loans are made (A) by a direct or indirect shareholder of the relevant German Guarantor or (B) any member of the Group, unless a waiver (Erlass) of the loan provided to the relevant German Guarantor (or, in the case of a GmbH & Co. KG Guarantor, its general partner) would result in that member of the Group breaching its obligations under Section 30 GmbHG or any similar provision of any other jurisdiction applicable to it.

(d)

The relevant German Guarantor shall deliver to the Finance Party (or the Agent), within 15 Business Days after receipt from the Agent of a notice stating that the Agent intends to demand payment under the Guarantee (the Enforcement Notice), its up-to-date balance sheet, or in the case of a German GmbH & Co. KG Guarantor its and its general partner’s balance sheet, together with a detailed calculation of the amount of its Net Assets taking into account the adjustments set forth in paragraph (c) above (the Management Determination). The Management Determination shall be prepared as of the date of receipt of the Enforcement Notice.

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(e)

Following the Agent’s receipt of the Management Determination, upon request by the Agent (acting reasonably), the relevant German Guarantor shall deliver to the Finance Party (or the Agent) within 15 Business Days of such request its up-to-date balance sheet, or in the case of a German GmbH & Co. KG Guarantor its and its general partner’s balance sheet, drawn-up by its auditor together with a detailed calculation of the amount of the Net Assets taking into account the adjustments set forth in paragraph (c) above (the Auditors’ Determination). Such balance sheet and Auditors’ Determination shall be prepared in accordance with the Approved Accounting Principles as consistently applied. The Auditors’ Determination shall have been prepared as of the date of receipt of the Enforcement Notice.

(f)

The Agent shall be entitled to demand payment under the Guarantee in an amount which would, in accordance with the Management Determination or, if applicable and taking into account any previous enforcement in accordance with the Management Determination, the Auditors’ Determination, not cause the German Guarantor’s Net Assets, or in the case of a German GmbH & Co. KG Guarantor, its general partner’s Net Assets, to be reduced below zero or further reduced if already below zero. If and to the extent that the Net Assets as determined by the Auditors’ Determination are lower than the amount enforced in accordance with the Management Determination, the Agent shall release to the relevant German Guarantor (or in case of a German GmbH & Co. KG Guarantor to its general partner) such excess enforcement proceeds promptly upon the written demand by such German Guarantor, provided that such demand for repayment is made within one (1) month from the date of the enforcement of the Guarantee. The Agent may withhold any amount received pursuant to an enforcement of this Guarantee until final determination of the amount of the Net Assets pursuant to the Auditors’ Determination.

(g)

In addition, each German Guarantor and, in the case of a German GmbH & Co. KG Guarantor, also its general partner, shall within two (2) months after receipt of the Enforcement Notice realise, to the extent legally permitted and at arm’s length terms, any and all of its assets which are not required for the relevant German Guarantor’s business (nicht betriebsnotwendig) that are shown in the balance sheet with a book value (Buchwert) that is substantially lower than the market value of the relevant assets if, as a result of the enforcement of the Guarantee, its Net Assets would be reduced below zero or further reduced if already below zero. After the sale the German Guarantor shall, within three (3) Business Days notify the Agent of the amount of the proceeds from the sale and upon reasonable request submit a statement with a new calculation of the amount of the Net Assets of the German Guarantor, or in case of a German GmbH & Co. KG Guarantor of its general partner, taking into account such proceeds. Such calculation shall, upon the Agent’s request, be confirmed by an auditor within a period of 15 Business Days following the respective request.

(h)	The restriction under paragraph (b) above shall not apply:

(i)

to the extent that the Guarantee secures (A) any Loans that are on-lent, actually disbursed to the relevant German Guarantor or any of its Subsidiaries and not repaid or (B) any guarantees issued under this Agreement for the benefit of the relevant German Guarantor or any of its Subsidiaries which are not returned;

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(ii)	if the Company and/or each relevant German Guarantor has not complied with any of its obligations pursuant to paragraphs (d), (e) and (g) above;

(iii)

if the German Guarantor (as dominated entity) is subject to a domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) (a DPTA) with the Guaranteed Obligor, whether directly or indirectly through a chain of DPTAs between each company and its shareholder (or in case of a German GmbH & Co. KG Guarantor between its general partner and its shareholder) other than if such DPTA has been cancelled or terminated;

(iv)

if and to extent the German Guarantor has on the date of enforcement of the guarantee a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) or other recourse claim (Verlustausgleichsanspruch) against its direct or indirect shareholder or the Guaranteed Obligor;

(v)	if and to the extent that they are not necessary for the purposes of protecting the German Guarantor’s directors against personal liability due to a violation of Section 30 GmbHG; or

(vi)

if insolvency proceedings have been opened in relation to a German Guarantor and (as a consequence) any enforcement of up-stream or cross-stream guarantees and consequential payments do no longer cause any personal liability of any managing director of such German Guarantor.

19	Representations

Each Obligor makes the representations and warranties set out in this clause 19 to each Finance Party on the date of this Agreement.

19.1	Status

(a)	It is a corporation, duly incorporated and validly existing (and, with respect to any Obligor formed in the U.S., in good standing) under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

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(c)

any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets, the extent to which has or is reasonably likely to have a Material Adverse Effect.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7	Deduction of tax

(a)

It is not required to make any Tax Deduction (as defined in clause 13.1 (Definitions)), other than a Tax Deduction imposed by Italy, from any payment it may make under any Finance Document to a Lender which is:

(i)	a Qualifying Lender:

(A)	falling within paragraph (i)(A) of the definition of Qualifying Lender; or

(B)	except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (i)(B) of the definition of Qualifying Lender; or

(C)	falling within paragraph (ii) of the definition of Qualifying Lender; or

(ii)

a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488).

(b)	It is not required to make any Tax Deduction imposed by Italy from any payment it may make under any Finance Document to a Lender which is an Italian Qualifying Lender.

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19.8	No filing or stamp taxes

(a)

Save to the extent identified in any legal opinion delivered pursuant to clause 4 (Conditions of utilisation) or clause 25 (Changes to the Obligors) and save for what is provided in clause 19.8(b), under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

(b)

Unless executed in Italy in a way other than by exchange of letters (“scambio di corrispondenza”), under the laws of Italy it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

19.10	No misleading information

(a)

Any factual information provided by any member of the Group to a Lender (or the Agent for onward distribution to the Lenders) in connection with the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Any financial projections given to the Lenders (or the Agent for onward distribution to the Lenders) have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)

Nothing has occurred or been omitted from the information disclosed to the Lenders and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections delivered to the Lenders (or the Agent for onward distribution to the Lenders) being untrue or misleading in any material respect.

19.11	Financial statements

(a)

Its Original Financial Statements were prepared in accordance with U.S. GAAP (in the case of the Company) or UK GAAP (in the case of each Original Obligor incorporated in England) or Relevant GAAP (in the case of any other Obligor) in each case consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement.

(b)

Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Company).

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(c)

There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements.

19.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

19.14	U.S. Governmental Regulation

(a)

It is not an investment company or an affiliated person of an investment company as such terms are defined in the United States Investment Company Act of 1940 or otherwise subject to regulation under the United States Federal Power Act or the United States Investment Company Act of 1940.

(b)

It is not subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness under the Finance Documents or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable, in each case to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect other than such regulations with which it has complied.

19.15	Margin Stock

(a)

No U.S. Group Member is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of “buying” or “carrying” any Margin Stock.

(b)

None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which would be likely to cause all or any Loans or other extensions of credit under this Agreement to be considered a purpose credit within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the U.S.

(c)

No U.S. Group Member or any agent acting on its behalf has taken or will take any action which would be likely to cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the U.S.

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19.16	Sanctions

(a)	Neither it nor any of its Subsidiaries, nor any directors, officers, employees or agents of it or any of its Subsidiaries:

(i)	is a Restricted Party or is engaging in or has engaged in any transaction or conduct that could result in it becoming a Restricted Party;

(ii)	is subject to any claim, proceeding, formal notice or (to the best of its knowledge) investigation with respect to Sanctions;

(iii)

is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(iv)	has engaged or is engaging, directly or indirectly, in any trade, business or other activities with or (to the best of its knowledge) for the benefit of any Restricted Party.

(b)

No Utilisation, nor the proceeds from any Utilisation, has been used, directly or indirectly, to lend, contribute, provide or has otherwise been made to fund or finance any business activities or transactions:

(i)	of or with a Restricted Party; or

(ii)	in any other manner which would result in any member of the Group or any Finance Party being in breach of any Sanctions or becoming a Restricted Party.

19.17	Anti-Money Laundering

The operations of each member of the Group are, and at all times have been, conducted in compliance with all applicable anti-money laundering laws and all applicable financial record keeping and reporting requirements, rules, regulations and guidelines (Money Laundering Laws) and no investigation, action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any member of the Group with respect to Money Laundering Laws is pending and, so far as the Group is aware, no such investigations, actions, suits or proceedings are threatened or contemplated.

19.18	Anti-Corruption

Each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.19	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request and the first day of each Interest Period; and

(b)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

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20	Information undertakings

The undertakings in this clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)

as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the audited financial statements of each Obligor (if statutory accounts are produced for such company) other than Innospec Fuel Specialties LLC, Innospec Oilfield Chemicals LLC, Innospec Active Chemicals LLC, Independence Oilfield Chemicals LLC and Bachman Services, Inc;

(c)

as soon as the same become available, but in any event within 180 days after the end of each of its financial years, if they have been audited, the audited financial statements, or if they have not been audited, the unaudited financial statements for that financial year of each of Innospec Fuel Specialties LLC, Innospec Oilfield Chemicals LLC, Innospec Active Chemicals LLC, Independence Oilfield Chemicals LLC and Bachman Services, Inc; and

(d)

as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years its consolidated unaudited financial statements for that financial quarter in the form of the 10-Q filing statement for the Group.

20.2	Compliance Certificate

(a)	The Company shall supply to the Agent, with each set of financial statements delivered pursuant to clause 20.1(a) or clause 20.1(d), a Compliance Certificate:

(i)	setting out (in reasonable detail) computations as to compliance with clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up; and

(ii)	(in the case of the audited financial statements) confirming, among other things, which companies constitute Material Group Companies and details required by clause 22.10 (Guarantors).

(b)	Each Compliance Certificate shall be signed by an officer of the Company and another member of Management.

20.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Company pursuant to clause 20.1 shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

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(b)

All financial statements of the Company delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the Approved Accounting Principles and shall include (in the case of any consolidated financial statements of the Company) a consolidated cashflow statement. If as a result of a change in accounting principles such financial statements are required to be prepared on a different basis (and that difference is or could reasonably be expected to be relevant to the calculation of the financial ratios under this Agreement or otherwise material to the interests of the Finance Parties under this Agreement):

(i)	the Company shall, as soon as reasonably practicable after becoming aware of that change, so advise the Agent;

(ii)

on request of the Agent, the Company and the Agent (on behalf of the Lenders) shall negotiate in good faith with a view to agreeing such amendments to clause 21 (Financial covenants) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

(iii)

if amendments satisfactory to the Lenders are agreed by the Company and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

(iv)	if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Company shall either:

(A)

deliver to the Agent, in reasonable detail and in a form reasonably satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved Accounting Principles (any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as so adjusted); or

(B)	ensure that the relevant financial statements are prepared in accordance with Approved Accounting Principles.

20.4	Operating Budget

The Company shall, as soon as reasonably practicable and in any event not more than 80 days after the beginning of each of its financial years deliver to the Agent (in sufficient copies for the Lenders) its Operating Budget (in substantially the format used by the Company in its most recent operating budget prior to the date of this Agreement or (if different) in a format and with a level of information satisfactory to the Agent (acting reasonably)) for such financial year.

20.5	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

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(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined, have or be reasonably likely to have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; and

(d)

promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.

20.6	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (Designated Website) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent.

If any Lender (Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

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(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under clause 20.7(c)(i) or clause 20.7(c)(v), all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.

20.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of clause 20.8(a)(iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause 20.8(a)(iii), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in clause 20.8(a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 25 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to clause 20.8(c), if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21	Financial covenants

21.1	Financial definitions

In this clause 21 and in this Agreement:

EBIT means, in respect of any period, the consolidated net income of the Group for such period:

(a)	before any deduction of corporation tax or other taxes on income or gains

(b)	before any deduction for interest expense (as shown in the relevant accounts)

(c)	before any inclusion of interest income (as shown in the relevant accounts)

(d)	excluding extraordinary or exceptional items of a non-recurring nature including:

(i)	Restructuring Charges, costs and fees incurred in connection with any acquisition (but not consideration paid or payable in respect of such acquisition)

(ii)	adjustments to compensate for the impact of U.S. GAAP acquisition accounting policies and

(iii)	gains or losses on any foreign exchange or derivative instrument (other than those accounted for on a hedge accounting basis) other than the cash impact on closing out the relevant instrument,

provided that the maximum amount of extraordinary or exceptional items referred to in paragraph (i) of this paragraph (d) which may be excluded under this paragraph (d) in respect of any financial year of the Company shall not exceed $30,000,000 or its equivalent in aggregate

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(e)

after deducting (to the extent otherwise included) the amount of net income (or adding back the loss) of any member of the Group (other than the Company) which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group

(f)

after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period

(g)

after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss on any revaluation of any asset during such period and

(h)	after substituting pension income statement charges/(credits) for current service costs in accordance with U.S. GAAP as in force at the date of this Agreement.

EBITDA means, in respect of any period, EBIT for such period adding back (to the extent deducted in calculating EBIT) depreciation and amortisation of tangible and intangible assets

Indebtedness for Borrowed Money means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) or (h) of the definition of Financial Indebtedness in clause 1.1 (Definitions)

Interest means interest and amounts in the nature of interest paid or payable in respect of any Indebtedness for Borrowed Money of any member of the Group excluding any interest paid or payable on Indebtedness for Borrowed Money between any member of the Group and any other member of the Group but including, without limitation:

(a)	the interest element of capital leases

(b)	discount and acceptance fees payable (or deducted) in respect of any Indebtedness for Borrowed Money

(c)

fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Indebtedness for Borrowed Money and is issued by a third party on behalf of a member of the Group (for the avoidance of doubt, this does not include any payment or amortisation of arrangement fees or other up-front fees payable under or in connection with this Agreement or any Fee Letter)

(d)	repayment and prepayment penalties or premiums payable or incurred in repaying or prepaying any Indebtedness for Borrowed Money and

(e)	commitment, utilisation and non-utilisation fees payable or incurred in respect of Indebtedness for Borrowed Money

Interest	Payable means, in respect of any period, the aggregate of:

(a)	Interest accrued (whether or not paid or capitalised) during that period

(b)	the amount of the discount element of any Indebtedness for Borrowed Money amortised during such period

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in each case, as an obligation of any member of the Group during that period and calculated on the basis that:

(i)	the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements in relation to that period and

(ii)	the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements in relation to that period

Interest Receivable means, in respect of any period, the amount of interest (which for this purpose shall include all interest and amounts in the nature of interest, including (without limitation) amounts of the type described in paragraphs (a) to (e) (inclusive) of the definition of “Interest” above) accrued due (whether or not received) to members of the Group (other than by other members of the Group) during such period

Net Interest means, in respect of any period, the amount of Interest Payable during that period less the amount of Interest Receivable during that period

Quarter Date means each of 31 March, 30 June, 30 September and 31 December

Relevant Period means each period of 12 months ending on the last day of each Quarter Date

Restructuring Charges means any cost or expense that is, or will be, charged to the income statement of any member of the Group as a consequence of the restructuring of the Group including the restructuring into a specialty chemicals group or to further reduce the capacity of the TEL manufacturing facility at Ellesmere Port

Total Net Debt means, at any time, the aggregate outstanding principal or capital amount of all Indebtedness for Borrowed Money of the Group calculated on a consolidated basis, but, for the avoidance of doubt:

(a)	excluding any Indebtedness for Borrowed Money between any member of the Group and any other member of the Group and

(b)	subtracting the aggregate amount of cash at hand and at bank and Cash Equivalents of the Group at such time provided that:

(i)

in the case of capital leases referred to in the definition of Financial Indebtedness, only the capitalised value of any items falling thereunder as determined in accordance with Approved Accounting Principles shall be included and

(ii)

in the case of guarantees referred to in the definition of Financial Indebtedness, any items falling thereunder shall not be included to the extent relating to indebtedness of another member of the Group already included in this calculation.

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21.2	Financial condition

The Company shall ensure that:

(a)

Leverage: the ratio of Total Net Debt on the last day of each Relevant Period ending on each Quarter Date to EBITDA for the Relevant Period ending on each such Quarter Date (subject to clause 21.3) shall not be greater than 3.0:1.0; and

(b)	Interest Cover: The ratio of EBITDA to Net Interest in respect of each Relevant Period shall not be less than 4.0:1.0.

21.3	Financial testing

(a)

The financial covenants set out in clause 21.2 shall be tested by reference to each of the financial statements delivered pursuant to clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 20.2 (Compliance Certificate).

(b)	For the purpose of testing the ratio set out in clause 21.2, EBITDA for a Relevant Period shall also:

(i)

(where an acquisition of any business or shares permitted pursuant to clause 22.9 (Acquisitions) and clause 22.15(c) (Joint Ventures and Minority Investments) (Relevant Permitted Acquisition) has been made on a date (Acquisition Date) during that Relevant Period) have added to it an amount representing the Company’s good faith estimate (as certified to the Agent by Management together with reasonable supporting evidence and calculations) of the EBITDA contribution of the shares or business comprising the Relevant Permitted Acquisition for the period from the start of that Relevant Period to the Acquisition Date but only to the extent that such amount would be included in the consolidated profit and loss statement of the Group and for this purpose, the definitions of EBIT and EBITDA in clause 21.1 shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Permitted Acquisition; and/or

(ii)

(where a disposal of all or substantially all of the shares or all or substantially all of the assets of a member of the Group (Relevant Disposal) has been made by a member of the Group on a date (Disposal Date) during that Relevant Period) have deducted from it an amount representing the Company’s good faith estimate (as certified to the Agent by the Management together with reasonable supporting evidence and calculations) of EBITDA attributable to the company(ies) or business comprising the Relevant Disposal for the period from the start of that Relevant Period to the Disposal Date and for this purpose the definitions of EBIT and EBITDA in clause 21.1 shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Disposal.

22	General undertakings

The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

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22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity (subject to the Legal Reservations), enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Compliance with laws

Each Obligor shall comply in all respects with all:

(a)	laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents; and

(b)	Sanctions.

22.3	Negative pledge

In this clause 22.3, Quasi-Security means an arrangement or transaction described in clause 22.3(b).

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Clauses 22.3(a) and 22.3(b) do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

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(ii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iii)	any lien arising by operation of law and in the ordinary course of trading;

(iv)	rights of set-off arising in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers;

(v)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(C)	the Security or Quasi-Security is removed or discharged within 6 months of the date of acquisition of such asset;

(vi)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)	the Security or Quasi-Security is removed or discharged within 6 months of that company becoming a member of the Group;

(vii)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(viii)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

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(ix)	any Permitted Transaction;

(x)

inchoate Security for taxes, assessments or governmental charges or levies not yet due and payable and Security for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the assets subject to any such Security;

(xi)

Security imposed by any court pursuant to a judgment or award not resulting in an Event of Default and in respect of which the relevant member of the Group shall in good faith be initiating an appeal or proceedings for review in respect of which the court has granted a subsisting stay of execution pending such appeal or proceedings;

(xii)	Security:

(A)	imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(B)

incurred in the ordinary course of business (or in the case of trade contracts in the ordinary course of trading) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); or

(C)	arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

provided that:

1)

with respect to paragraphs (A), (B) and (C) hereof, such Security is for amounts not yet due and payable or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Security; and

2)	to the extent such Security is not imposed by law, such Security shall in no event encumber any property other than cash and Cash Equivalents which have been deposited with such security holder;

(xiii)	Security in favour of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods to the extent required by law;

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(xiv)	any Permitted Factoring and Sale and Leaseback; or

(xv)

any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under clauses 22.3(c)(i) to 22.3(c)(xiv)) does not exceed $20,000,000 (or its equivalent in another currency or currencies).

22.4	Disposals

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Clause 22.4 does not apply to a Permitted Disposal.

22.5	Merger

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)

Clause 22.5(a) does not apply to any Permitted Disposal, any Permitted Acquisition, any Permitted Transaction under paragraphs (a) to (d) (inclusive) of that definition or any amalgamation, demerger, merger or corporate reconstruction to which all the Lenders have given their prior written consent.

22.6	Indebtedness

No Obligor shall, and each Obligor will procure that none of its Subsidiaries will, incur or agree to incur or permit to subsist any Financial Indebtedness other than Permitted Indebtedness or a Permitted Transaction.

22.7	Loans

No Obligor will and each Obligor will procure that none of its Subsidiaries will, make or agree to make or permit to be outstanding any loans or grant or agree to grant any credit other than:

(a)	credit arising in the ordinary course of its trading activities;

(b)	loans made or credit given by an Obligor to any other Obligor or by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

(c)	loans made or credit given by an Obligor to any member of the Group which is not an Obligor which is a wholly owned Subsidiary of the Company;

(d)

loans made or credit given by a member of the Group to a Non-Wholly Owned Subsidiary of such Obligor to the extent that such loans or credit do not cause the limit in paragraph (e)(v) of the definition of Permitted Acquisition for the relevant financial year to be exceeded;

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(e)	loans made or credit given pursuant to any cash pooling arrangements entered into by any member of the Group in the ordinary course of its day to day banking arrangements;

(f)	loans made to Joint Ventures or Minority Interests to the extent permitted pursuant to clause 22.15(c) (Joint Ventures and Minority Investments);

(g)

any loans made to employees or directors in the ordinary course of business or in connection with any employee share scheme or incentive plan provided that the aggregate principal amount of all such loans and credit permitted pursuant to this paragraph (g) does not at any time exceed $10,000,000 (or its equivalent in other currencies);

(h)

loans made or credit given by an Obligor to any member of the Group (other than an Obligor) not falling within paragraphs (a) to (g) above (inclusive), where the aggregate principal amount does not exceed $30,000,000 (or its equivalent in other currencies) in any financial year of the Company; and

(i)	any loan or credit to which the Majority Lenders have given their prior written consent.

22.8	Change of business

Save for any Permitted Disposal, any Permitted Acquisition or any Permitted Transaction, the Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

22.9	Acquisitions

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Clause 22.9(a) does not apply to any Permitted Acquisition.

22.10	Guarantors

(a)

The Company shall ensure that (taking into account clause 22.10(e)), any member of the Group which is not a Guarantor which is or becomes a Material Group Company shall, as soon as reasonably practicable but in any event within three Months after becoming a Material Group Company, become an Additional Guarantor in accordance with clause 25.4 (Additional Guarantors).

(b)	The Company shall ensure that (taking into account clause 22.10(e)) at all times the aggregate (without double counting) of:

(i)

EBITDA of the Guarantors (Guarantor EBITDA) (determined by reference to the most recent annual unconsolidated financial statements of each of the Guarantors delivered pursuant to clause 20.1 (Financial statements)) shall equal or exceed 70% of consolidated EBITDA (as determined by reference to the most recent annual consolidated financial statements of the Company delivered pursuant to clause 20.1 (Financial statements)); and

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(ii)

gross assets of the Guarantors (determined by reference to the most recent annual unconsolidated financial statements of each of the Guarantors delivered pursuant to clause 20.1 (Financial statements)), shall equal or exceed 75% of consolidated gross assets of the Group (as determined by reference to the most recent annual consolidated financial statements of the Company delivered pursuant to clause 20.1 (Financial statements)).

(c)

Within 120 days after the last day of each of its financial years the Company shall deliver to the Agent a certificate addressed to the Agent signed by the chief financial officer and one member of Management confirming that the Company is in compliance with clause 22.10(b) above in relation to the financial year of the Company ending immediately prior to the delivery of such certificate.

(d)

For these purposes, the calculation of Guarantor EBITDA and gross assets shall be made in accordance with U.S. GAAP and in relation to any Guarantor shall be made on an unconsolidated basis and Guarantor EBITDA shall be calculated on the same basis as EBITDA in clause 21.1 (Financial definitions) but adjusted so that it is on an unconsolidated basis applicable to the relevant Guarantor only.

(e)

The Company shall not be required to meet any of the requirements of clauses 22.10(a), 22.10(b), or 22.10(c) to the extent that it satisfies the Agent (acting reasonably) that it (or a relevant Subsidiary which would otherwise meet such requirements) cannot meet such requirements:

(i)

by reason of legal or regulatory impediment which are beyond its or any member of the Group’s control (acting reasonably) (including, but not limited to, prohibitions relating to financial assistance or lack of corporate benefit);

(ii)

without becoming liable to pay taxes, duties or other amounts which, in the opinion of the Agent (on Majority Lenders’ instructions, acting reasonably), are disproportionate to the value or practical benefit of the Security or guarantee;

(iii)	because directors of the relevant Subsidiary would be subject to:

(A)	a material risk of civil liability or

(B)	a reasonably possible risk of any criminal liability based on the advice of its legal counsel if such Subsidiary was to provide a guarantee and/or Security for the Facility; or

(iv)

in the case of any Non Wholly Owned Subsidiary, by reason of any applicable restriction contained in any relevant constitutional document, shareholders’ agreement, joint venture agreement or similar agreement.

(f)

No member of the Group that is not a U.S. Obligor shall, notwithstanding any provision to the contrary in any Finance Document, be required to give a guarantee in respect of the obligations of any U.S. Borrower that would result in material adverse tax consequences to any U.S. Obligor pursuant to Section 957 of the Internal Revenue Code.

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22.11	Federal Reserve Regulations

The Obligors’ Agent shall procure that the Facility is used without violating Regulations T, U and X.

22.12	Compliance with U.S. Regulations

No Obligor shall (and the Company shall ensure that no other member of the Group will) become an investment company or an affiliated person of or promoter or principal underwriter for an investment company, as such terms are defined in the Investment Company Act of 1940. Neither the making of the Loan, or the application of the proceeds or repayment of any Loan by any U.S. Group Member nor the consummation of the other transactions contemplated by this agreement will violate any provision of such act or any rule, regulation or order of the SEC under the Investment Company Act of 1940.

22.13	Sanctions

No member of the Group may:

(a)	use, lend, contribute or otherwise make available any part of the proceeds of any Utilisation or other transaction contemplated by the Finance Documents directly or indirectly:

(i)	for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or

(ii)	in any other manner that would reasonably be expected to result in any person being in breach of any Sanctions or becoming a Restricted Party;

(b)	engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(c)

fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions.

22.14	Anti-money laundering

At all times from the date of this Agreement throughout the term of the Facility, to the best knowledge of each Obligor (based upon reasonable inquiry by such Obligor), none of the funds of such Obligor that are used to pay the Facility shall be derived from any unlawful activity.

22.15	Joint Ventures and Minority Investments

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, (except with the prior written consent of the Majority Lenders), enter into or permit to subsist any Joint Venture or Minority Investment other than:

(a)	any Joint Venture or Minority Investment subsisting at the date of this Agreement;

(b)	commercial contracts entered into in the ordinary course of trading not involving the acquisition of shares or similar investments or interests in partnerships; or

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(c)

the acquisition of shares, stocks, securities or other interests in any Joint Venture or Minority Investment or the transfer of assets and/or the making of loans to a Joint Venture or Minority Investment or the giving of guarantees in respect of the obligations of a Joint Venture or Minority Investment, the aggregate amount of which does not exceed $50,000,000 in any financial year of the Company and to the extent such investment does not cause the limit at paragraph (e)(v) of Permitted Acquisition for the relevant financial year to be exceeded.

23	Events of Default

Each of the events or circumstances set out in clause 23 (Events of Default) is an Event of Default (save for clause 23.13 (Acceleration) and clause 23.14 (U.S. Insolvency)).

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event,

and the payment is made within 3 days of its due date.

23.2	Financial covenants

Any requirement of clause 21 (Financial covenants) is not satisfied.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 23.1 and clause 23.2).

(b)

No Event of Default under clause 23.3(a) will occur if the failure to comply is capable of remedy and is remedied within 14 days of the earlier of (A) the Agent giving notice to the Obligor’s Agent and (B) the Obligor’s Agent becoming aware of the failure to comply.

23.4	Misrepresentation

(a)

Subject to clause 23.4(b) below, any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default will occur under clause 23.4(a) above if the circumstances giving rise to the incorrect or misleading representation or statement are capable of remedy and are remedied within 14 days of the earlier of (A) the Agent giving notice to the Obligor’s Agent and (B) the Obligor’s Agent becoming aware of the failure to comply.

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23.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 23.5(a) to 23.5(d) is less than $10,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

(a)	A member of the Group (other than a Dormant Company):

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)

The value of the assets of any Material Group Company is less than its liabilities (taking into account contingent and prospective liabilities) to an extent which would result in that Material Group Company having to cease trading or to make a mandatory filing for insolvency.

(c)	A moratorium is declared in respect of any indebtedness of any Material Group Company.

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Group Company other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with creditors generally or any class of creditors of any Obligor or Material Group Company;

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(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Material Group Company or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

This clause 23.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

23.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Material Group Company having an aggregate value greater than $10,000,000 (or its equivalent in other currencies) and is not discharged within 30 days.

23.9	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

23.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12	Material adverse change

At any time there occurs an event or circumstance which, in the reasonable opinion of the Majority Lenders, has, or is reasonably likely to have, a Material Adverse Effect.

23.13	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

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23.14	U.S. Insolvency

If:

(a)

any Event of Default under clause 23.6 (Insolvency) or clause 23.7 (Insolvency proceedings) occurs in respect of any Borrower that is incorporated or organized in the U.S. (or any state thereof, including the District of Columbia); or

(b)

any Event of Default under clause 23.6 (Insolvency) or clause 23.7 (Insolvency proceedings) occurs in respect of any other Borrower in any case or proceeding commenced or approved under chapter 7 or chapter 11 of the U.S. Bankruptcy Code or any other U.S. federal or state bankruptcy or insolvency law, the Loans made to such Borrower shall be immediately due and payable without notice from the Agent (together with accrued interest and commission and any other sums owed by such Borrower under this Agreement and the other Finance Documents).

24	Changes to the Lenders

24.1	Assignments and transfers by the Lenders

Subject to this clause 24, a Lender (Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (New Lender) (but not to a member of the Group or an Affiliate of a member of the Group).

24.2	Conditions of assignment or transfer

(a)	The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	made at a time when an Event of Default is continuing.

(b)

The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

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(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in clause 24.5 is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 13 (Tax gross up and indemnities) or clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This clause 24.2(e) shall not apply:

(iii)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility; or

(iv)

in relation to clause 13.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with clause 13.2(h)(ii)(B) (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500.

24.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

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(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer

(a)

Subject to the conditions set out in clause 24.2 a transfer is effected in accordance with clause 24.5(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 24.5(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to clause 24.9, on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

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(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a Lender.

24.6	Procedure for assignment

(a)

Subject to the conditions set out in clause 24.2 an assignment may be effected in accordance with clause 24.6(c) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to 24.6(b), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to clause 24.9, on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 24.5, to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 24.2.

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24.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

24.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.9	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 24.5 or any assignment pursuant to clause 24.6 the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than 6 Months, on the next of the dates which falls at 6 Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

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(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this clause 24.9 references to Interest Period shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this clause 24.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

25	Changes to the Obligors

25.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2	Additional Borrowers

(a)

Subject to compliance with the provisions of clauses 20.8(c) and 20.8(d) (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	that Subsidiary:

(A)	is a limited liability company incorporated in England; or

(B)	all the Lenders approve the addition of that Subsidiary;

(ii)	the Obligors’ Agent delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to or concurrently with becoming a Borrower;

(iv)	the Obligors’ Agent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)

the Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2.

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 25.2(b), the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

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25.3	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4	Additional Guarantors

(a)

Subject to compliance with the provisions of clauses 20.8(c) and 20.8(d) (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company delivers to the Agent a duly completed and executed Accession Letter; and

(ii)

the Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2.

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in clause 25.4(b), the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

25.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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25.6	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company or Innospec Finance Limited) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	all the Lenders have consented to the Company’s request; and

(iii)

the provisions of clause 22.10(b) (Guarantors) would be complied with immediately after the acceptance of the Resignation Letter (and the Company has confirmed this is the case together with supporting confirmation from its auditors).

26	Role of the Agent and the Arranger

26.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with clause 26.2(a)(i).

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

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(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to clause 26.3(c), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), clause 26.3(b) shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

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26.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of clause 26.7(a)(iii)(A), may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

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(d)

Without prejudice to the generality of clause 26.7(c) or clause 26.7(e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

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(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

26.10	Exclusion of liability

(a)	Without limiting clause 26.10(b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for :

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of clauses 26.10(a)(i) and 26.10(a)(ii), any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

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(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

26.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 29.10 (Disruption to payment systems etc), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with clause 26.12(b) within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

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(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 26.12(d)) but shall remain entitled to the benefit of clause 15.3 (Indemnity to the Agent) and this clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Obligors’ Agent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause 26.12(b). In this event, the Agent shall resign in accordance with clause 26.12(b).

(h)

The Agent shall resign in accordance with clause 26.12(b) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to clause 26.12(c)) if on or after the date which is 3 months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under clause 13.8 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to clause 13.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

26.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

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26.14	Relationship with the Lenders

(a)

Subject to clause 24.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 31.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 31.2 (Addresses) and clause 31.5(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

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26.16	Agent’s management time

Any amount payable to the Agent under clause 15.3 (Indemnity to the Agent), clause 17 (Costs and expenses) and clause 26.11 shall include the cost of utilising the Agent’s management time or other resources incurred at any time when an Event of Default is continuing and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 12 (Fees).

26.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28	Sharing among the Finance Parties

28.1	Payments to Finance Parties

If a Finance Party (Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 29 (Payment mechanics) (Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 29.5 (Partial payments).

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28.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (Sharing Finance Parties) in accordance with clause 29.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3	Recovering Finance Party’s rights

On a distribution by the Agent under clause 28.2 of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5	Exceptions

(a)

This clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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29	Payment mechanics

29.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 29.3 and clause 29.4 be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

29.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 30 (Set-off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless clause 29.4(c) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

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(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in clauses 29.5(a)(ii) to 29.5(a)(iv).

(c)	Clauses 29.5(a) and 29.5(b) will override any appropriation made by an Obligor.

29.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7	Business Days

(a)

Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8	Currency of account

(a)	Subject to clauses 29.8(b) to 29.8(e), the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

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(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.10	Disruption to payment systems etc

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in clause 29.10(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in clause 29.10(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

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(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 35 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 29.10 and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to clause 29.10(d).

30	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31	Notices

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than 5 Business Days’ notice.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

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(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 31.2, if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with clauses 31.3(a) to 31.3(d), after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.

31.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

31.5	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than 5 Business Days’ notice.

(b)

Any such electronic communication as specified in clause 31.5(a) to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in clause 31.5(a) made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with clause 31.5(c), after 5.00 pm in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

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(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 31.5.

31.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32	Calculations and certificates

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

33	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

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35	Amendments and waivers

35.1	Required consents

(a)

Subject to clause 35.2 and clause 35.3 any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 35.

(c)	Clause 24.9(c) (Pro rata interest settlement) shall apply to this clause 35.

35.2	All Lender matters

Subject to clause 35.4 an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of Majority Lenders in clause 1.1 (Definitions);

(b)	the definitions of Sanctions Authority, OFAC, Restricted Party, Sanctions and Sanctions List in clause 1.1 (Definitions);

(c)	an extension to the date of payment of any amount under the Finance Documents (other than pursuant to clause 7.2 (Extension of Termination Date));

(d)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(e)

an increase in any Commitment or the Total Commitments, including an increase under clause 2.2 (Accordion Facility), an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(f)	a change to the Borrowers or Guarantors other than in accordance with clause 25 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

clause 2.3 (Finance Parties’ rights and obligations), clause 2.2 (Accordion Facility), clause 5.1 (Delivery of a Utilisation Request), clause 7.2 (Extension of Termination Date), 8.1 (Illegality), clause 8.2 (Change of control), clause 8.7 (Application of prepayments), clause 24 (Changes to the Lenders), clause 25 (Changes to the Obligors), clause 28 (Sharing among the Finance Parties), this clause 35, clause 44 (Governing law) or clause 45.1 (Jurisdiction);

(i)	clause 19.16 (Sanctions) and clause 22.13 (Sanctions); or

(j)	the nature or scope of the guarantee and indemnity granted under clause 18 (Guarantee and indemnity), shall not be made without the prior consent of all the Lenders.

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35.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent or the Arranger, as the case may be.

35.4	Replacement of Screen Rate

(a)	Subject to clause 35.3, if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may only be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in clause 35.4(a) within 10 Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

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(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request

35.5	Amendments by Obligors’ Agent

The Obligors’ Agent (acting on behalf of each of the Obligors) may agree any amendment to or modification of the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and the Obligors will be bound by any such amendment or modification.

36	Confidential Information

36.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 36.2 and clause 36.3, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 36.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent, and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom clause 36.2(b)(i) or clause 36.2(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 26.14 (Relationship with the Lenders));

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(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 36.2(b)(i) or clause 36.2(b)(ii);

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 24.8 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to clauses 36.2(b)(i), 36.2(b)(ii) and 36.2(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to clause 36.2(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to clause 36.2(b)(v), 36.2(b)(vi) and 36.2(b)(vii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom clause 36.2(b)(i) or 36.2(b)(ii) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 36.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and

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(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

36.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	clause 44 (Governing law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for Facility;

(xiv)	changes to any of the information previously supplied pursuant to clause 36.3(a)(i) to 36.3(a)(xiii); and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

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(c)	Each Obligor represents that none of the information set out in clauses 36.3(a)(i) to 36.3(a)(xv) is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

36.4	Banking secrecy

In relation to any Confidential Information which is permitted to be disclosed by a Finance Party pursuant to Clause 36.2 (Disclosure of Information) and Clause 36.3 (Disclosure to numbering service providers), each Obligor hereby releases the Finance Parties and their Affiliates from applicable laws and regulations relating to banking secrecy and data protection rules in effect from time to time to the extent required on such disclosure, for the entering into, the administration, the maintenance and enforcement of the Finance Documents (or any other agreements or documents ancillary thereto), the performance of obligations or the enjoyment of rights thereunder or to the extent that any such act requires the transfer of data or information to third parties.

36.5	Entire agreement

This clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.6	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to clause 36.2(b)(v) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 36.

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36.8	Continuing obligations

The obligations in this clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

37	Confidentiality of Funding Rates

37.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by clauses 37.1(b) and 37.1(c).

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to clause 9.5 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender, as the case may be.

(c)	The Agent may disclose any Funding Rate and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this clause 37.1(c)(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

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(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

37.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to clause 37.1(c)(ii) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this clause 37.

37.3	No Event of Default

No Event of Default will occur under clause 23.3 (Other obligations) by reason only of an Obligor’s failure to comply with this clause 37.

38	Obligors’ Agent

(a)

Each Obligor by its execution of this Agreement or an Accession Letter irrevocably authorises the Obligors’ Agent to act on its behalf as its agent (and, with reference to each Italian Obligor, as mandatario con rappresentanza for the purposes of Italian law) in relation to the Finance Documents and irrevocably authorises:

(i)

the Obligors’ Agent on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests) to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor and, with reference to each Italian Obligor, with specific power and authorisation to execute any contract with itself (contratto con sè stesso) for the purposes of Article 1395 of the Italian Civil Code and notwithstanding any possible conflict of interest in accordance with Article 1394 of the Italian Civil Code; and

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(ii)	each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Obligors’ Agent on its behalf, and in each such case such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

39	USA Patriot Act and Beneficial Ownership Regulation

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act and the Beneficial Ownership Regulation, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act and the Beneficial Ownership Regulation. Each Obligor agrees that it will provide each Finance Party with such information as it may reasonably request in order for such Finance Party to satisfy the requirements of the USA Patriot Act and the Beneficial Ownership Regulation.

40	Italian Transparency Provisions

40.1

For the purposes of the transparency provisions set forth in the CICR Resolution of 4 March 2003 and in the Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari issued by the Bank of Italy on 3 August 2017 and published in the Italian Official Gazette on 6 September 2017 and as amended and/or updated from time to time, the Parties hereby acknowledge and confirm that:

(a)	they have appointed and have been assisted by their respective legal counsels in connection with the negotiation, preparation and execution of this Agreement; and

(b)	this Agreement, and all of its terms and conditions, including the schedules hereto, have been specifically negotiated in all their aspects (oggetto di trattativa individuale) between the Parties.

40.2	The Obligors acknowledge they have received copy of this Agreement before entering into it.

41	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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42	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

43	Publicity

All publicity in connection with the Facility shall be managed by the Arrangers in consultation with the Company. No publicity in connection with the Facility shall be released without the prior approval of the Company and the Arrangers. If any member of the Group is obliged as a matter of applicable law or regulation to disclose any information relating to the Facility it shall be permitted to do so and shall provide to the Agent details of that disclosure prior to making that disclosure.

44	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

45	Enforcement

45.1	Jurisdiction of English Courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of that Finance Document or any non-contractual obligation arising out of or in connection with that Finance Document) (Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding clause 45.1(a), no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

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45.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Innospec Finance Limited (whose address for service is “Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire CH65 4EY, Fax: 0151 348 5756”) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	Innospec Finance Limited expressly agrees and consents to the provisions of this clause 45 and clause 44 (Governing law).

46	Waiver of jury trial

Each of the Parties to the Finance Documents irrevocably waives a jury trial in any action or proceeding with respect to any Finance Document

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Parties

Part 1 - The Original Obligors

Name of Original Borrower	Jurisdiction of Incorporation and registration number (or equivalent, if any)

Innospec Finance Limited	England, 5330706

Name of Original Guarantor	Jurisdiction of Incorporation and registration number (or equivalent, if any)

Innospec Limited	England, 344359

OboAdler Company Limited	England, 3760777

Innospec Holdings Limited	England, 4109325

Innospec International Limited	England, 3316194

Innospec Finance Limited	England, 5330706

Innospec Leuna GmbH	HRB 210552, commercial register with the Local Court of Stendal

Bachman Services, Inc	Oklahoma, U.S.A.

Innospec Active Chemicals LLC	Georgia, U.S.A.

Innospec Performance Chemicals Italia S.R.L.	Italy, 05486021008

Innospec Fuel Specialties LLC	Delaware, U.S.A.

Innospec Oilfield Chemicals LLC	Delaware, U.S.A.

Innospec Performance Chemicals Europe Limited	England, 10327773

Independence Oilfield Chemicals LLC	Delaware, U.S.A.

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Part 2 – The Original Lenders

Name of Original Lender	Commitment	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Barclays Bank PLC	$50,000,000
Credit Suisse (Switzerland) Ltd	$30,000,000
National Westminster Bank Plc	$50,000,000
U.S. Bank National Association	$60,000,000
Wells Fargo Bank N.A.	$60,000,000
Total	$250,000,000

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Schedule 2

Conditions Precedent

Part 1 - Conditions Precedent to initial Utilisation

1	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors (or equivalent thereof) of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)

If applicable, a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than any U.S. Obligor), approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Obligor is a party.

(d)	If applicable, a copy of a resolution of the board of directors of each corporate shareholder in each Original Obligor, approving the terms of the resolution referred to in paragraph 1(c) above.

(e)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1(b) above.

(f)

A certificate of each Original Obligor (signed by a member of Management, director or other appropriate representative) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on any Original Obligor to be exceeded.

(g)

A certificate of an authorised signatory of each Original Obligor certifying that each copy document related to it specified in this Schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(h)

With respect to each Original Obligor formed in any state of the United States of America a certificate of solvency signed by the Chief Financial Officer, or equivalent officer, of such Original Obligor and a copy of a good standing certificate with respect to that Original Obligor issued as of a recent date by the Secretary of State or other appropriate official of that Obligor’s jurisdiction of incorporation or formation, as the case may be.

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2	Finance Documents

(a)	This Agreement executed by each Party.

(b)	The Fee Letter in respect of the arrangement fee, signed by the Company.

(c)	The Fee Letter in respect of the agency fee, signed by the Company.

3	Legal opinions

(a)

A legal opinion of Addleshaw Goddard LLP, legal advisers to the Arranger and the Agent in England and Wales, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Smith, Gambrell & Russell LLP, legal advisers to the Obligors in the U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of Nctm Studio Legale, legal advisers to the Arranger and the Agent in Italy, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)

A legal opinion of Deloitte Legal Rechtsanwaltsgesellschaft mbH, legal advisers to the Obligors in Germany, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4	Other documents and evidence

(a)	A copy of the Group Structure Chart.

(b)	The Original Financial Statements of each Original Obligor.

(c)	The following in relation to any security documents granted by an Obligor in favour of the Security Agent governed by English law:

(i)	a deed of release executed by the Security Agent;

(ii)	forms DS1 executed by the Security Agent in respect of the release of Security at the Land Registry; and

(iii)	forms MR04 in respect of the release of Security at Companies House.

(d)

In relation to any security documents granted by an Obligor in favour of the Security Agent governed by U.S. law, the effective termination, release and discharge of all security created in favour of the Security Agent, as secured party, pursuant to security documents governed by the laws of the State of New York (or any other U.S. jurisdiction) to secure obligations in respect of the indebtedness of the Company under the Multicurrency Revolving Facility Agreement, originally dated December 14, 2011 (as amended and restated from time to time), including evidence of the filing of UCC-3 termination statements and intellectual property termination agreements with respect thereto.

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(e)	The following in relation to any security documents granted by an Obligor in favour of the Security Agent governed by Swiss law:

(i)	a Swiss law release and reassignment agreement executed by the Security Agent; and

(ii)	any notices of reassignment.

(f)	A certificate from the Company confirming that the Group is in compliance with clause 22.10 (Guarantors) as at the date of this Agreement.

(g)

Documentation and other evidence as is reasonably requested by the Agent or the Lenders in order for the Agent and the Lenders to carry out and be satisfied with the results of all necessary “know your customer” or other checks on each Obligor pursuant to the transactions contemplated by the Finance Documents.

(h)	Evidence that any process agent referred to in clause 45.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(i)	Evidence that the fees, costs and expenses then due from the Company pursuant to clause 12 (Fees) and clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(j)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

CONFORMED COPY

Part 2 - Conditions precedent required to be delivered by an Additional Obligor

1	An Accession Letter, duly executed by the Additional Obligor and the Company.

2	A copy of the constitutional documents of the Additional Obligor and, in relation to an Additional Obligor incorporated or established in Italy the atto costitutivo and statuto.

3	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5

A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6

In relation to an Additional Obligor incorporated or established in Italy, a certificate (certificato di vigenza) issued by the competent Registro delle Imprese dated no earlier than ten Business Days prior to the date of signing of the Accession Letter.

7

A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9

With respect to an Additional Obligor that is formed in any state of the U.S., a certificate of solvency signed by the Chief Financial Officer, or equivalent officer, of such Additional Obligor and a copy of a good standing certificate with respect to that Additional Obligor issued as of a recent date by the Secretary of State or other appropriate official of that Additional Obligor’s jurisdiction of incorporation or formation, as the case may be.

10

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

11	If available, the latest audited financial statements of the Additional Obligor.

12	A legal opinion of Addleshaw Goddard LLP, legal advisers to the Arranger and the Agent in England and Wales.

CONFORMED COPY

13

If the Additional Obligor is incorporated in a jurisdiction other than England and Wales or the U.S., a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

14

If the Additional Obligor is incorporated or formed in any state of the U.S. (including the District of Columbia), a legal opinion of the legal advises to such Additional Obligor in the jurisdiction in which the Additional Obligor is incorporated or formed.

15

If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 45.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

CONFORMED COPY

Schedule 3

Utilisation Request

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

[Company] – ◆ Facility Agreement dated ◆ (Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	◆ (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	◆
Amount:	◆ or, if less, the Available Facility
Interest Period:	◆

3	We confirm that each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]/[The proceeds of this Loan should be credited to [account].]

5	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of relevant Borrower]

CONFORMED COPY

Schedule 4

Form of Transfer Certificate

To:	◆ as Agent

From:	[The Existing Lender] (Existing Lender) and [The New Lender] (New Lender)

Dated:

[Company] – ◆ Facility Agreement dated ◆ (Agreement)

1

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 24.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with clause 24.5 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is ◆.

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 24.4(c) (Limitation of responsibility of Existing Lenders) of the Agreement.

4	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender.]

5	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

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(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

6

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number ◆) and is tax resident in ◆, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Agreement.]

[5/6]	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[6/7]	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

[7/8]	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

CONFORMED COPY

The Schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as ◆.

[Agent]

By:

CONFORMED COPY

Schedule 5

Form of Assignment Agreement

To: ◆ as Agent and ◆ as Company, for and on behalf of each Obligor

From: [the Existing Lender] (Existing Lender) and [the New Lender] (New Lender)

Dated:

[Company] - ◆ Facility Agreement dated ◆ (Agreement)

1

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to clause 24.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 2(b) above.

3	The proposed Transfer Date is ◆.

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 24.4(c) (Limitation of responsibility of Existing Lenders) of the Agreement.

7	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

8	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

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(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

9

[The New Lender confirms that it holds a passport under the HMRC DT Treaty passport scheme (reference number ◆) and is tax resident in ◆, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Agreement.]

[9/10]

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[10/11]	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[11/12]	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[12/13]	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

CONFORMED COPY

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as ◆.

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

CONFORMED COPY

Schedule 6

Form of Accession Letter

To:	◆ as Agent

From:	[Subsidiary] and [Company]

Dated:

Dear Sirs

[Company] – ◆ Facility Agreement dated ◆ (Agreement)

1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to clause [25.2 (Additional Borrowers)]/[clause 25.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]

4	[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

5	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[This Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

CONFORMED COPY

Schedule 7

Form of Resignation Letter

To:	◆ as Agent

From:	[resigning Obligor] and [Company]

Dated:

Dear Sirs

[Company] – ◆ Facility Agreement dated ◆ (Agreement)

1	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2

Pursuant to [clause 25.3 (Resignation of a Borrower)]/[clause 25.6 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	◆

4	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[Subsidiary]

By:	By:

CONFORMED COPY

Schedule 8

Form of Compliance Certificate

To:	◆ as Agent

From:	Innospec Inc

Dated:

Dear Sirs

Innospec Inc – ◆ Facility Agreement dated ◆ (Agreement)

1

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

(a)

The ratio of Total Net Debt on [Quarter Date] to EBITDA for the Relevant Period ending on such Quarter Date was [not] greater than 3.0:1.0 and therefore we are [in compliance/not in compliance] with this financial covenant.

(b)

The ratio of EBITDA to Net Interest in respect of each Relevant Period ending on such Quarter Date was [not] less than 4.0:1.0 and therefore we are [in compliance/not in compliance] with this financial covenant.

3	On the basis of the above, we confirm that the Margin in respect of Loans after your receipt of this Compliance Certificate will be ◆% per annum.

4	[We also confirm that:

(a)	the aggregate (without double counting) EBITDA of the Guarantors for the Relevant Period ending on ◆ was ◆% of the consolidated EBITDA of the Group for that Relevant Period;

(b)	the aggregate gross assets (without double counting) of the Guarantors as at ◆ was ◆% of the consolidated gross assets of the Group as at such date;

(c)

the EBITDA of the Guarantors is at least 70% of consolidated EBITDA of the Group for that relevant period and the gross assets of the Guarantors is least 75% of the consolidated gross assets of the Group as at [insert date of Relevant Period]; and

(d)	the Material Group Companies are as follows:

◆ [Note: This paragraph 4 is to be given only with annual statements]

5	[We confirm that no Default is continuing.] [Note: If this statement cannot be made, this certificate should identify the Default and the steps, if any, being taken to remedy it.]

CONFORMED COPY

Signed:
Member of Management	Member of Management
of	of
Innospec Inc	Innospec Inc

CONFORMED COPY

Schedule 9

Timetables

	Loans in euro	Loans in dollars	Loans in sterling	Loans in other currencies
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with clause 4.3 (Conditions relating to Optional Currencies)	—	—	—	U-4
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request))	U-3 9.00 a.m.	U-3 9.00 a.m.	U-1 9.00 a.m.	U-3 9.00 a.m.
Agent determines (in relation to a Utilisation) the Base Currency Amount of a Loan, if required under clause 5.4 (Lenders’ participation)	U-3 11.00 a.m.	U-3 11.00 a.m.	U-1 11.00 a.m.	U-3 11.00 a.m.
Agent notifies the Lenders of a Loan in accordance with clause 5.4 (Lenders’ participation)	U-3 3.00 p.m.	U-3 3.00 p.m.	U-1 3.00 p.m.	U-3 3.00 p.m.
Agent receives a notification from a Lender under clause 6.2 (Unavailability of a currency)	U-3 5.00 p.m.	U-3 5.00 p.m.	U-1 5.00 p.m.	U-3 5.00 p.m.
Agent gives notice in accordance with clause 6.2 (Unavailability of a currency)	U-2 9.30 a.m.	U-2 9.30 a.m.	U 9.30 a.m.	U-2 9.30 a.m.
LIBOR/EURIBOR is fixed		Quotation Day as of 11.00 a.m. London time in respect of LIBOR Quotation Day as of 11.00 a.m. Brussels time in respect of EURIBOR	Quotation Day as of 11.00 a.m. London time in respect of LIBOR	Quotation Day as of 11.00 a.m.

U = date of utilisation

U-X = X Business Days prior to date of utilisation

CONFORMED COPY

Schedule 10

Form of Extension Request

To: ◆ as Agent

From: Innospec Inc

Dated: [◆]

Dear Sirs

Innospec Inc – Facility Agreement dated ◆ (Facility Agreement)

1

We refer to the Facility Agreement. This is an Extension Request. Terms defined in the Facility Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2	We wish to extend the Termination Date to [◆].

3	This Extension Request is irrevocable.

4	We kindly request that you refer this matter to the Lenders in accordance with clause 7.2 (Extension of Termination Date) of the Facility Agreement.

Yours faithfully,

For and on behalf of

Innospec Inc

CONFORMED COPY

Schedule 11

Form of Increase Confirmation

To: ◆ as Agent

From: [the Accordion Lender] (the Accordion Lender)

Dated: ◆

Dear Sirs

Innospec Inc. – Facility Agreement originally dated ◆ (the Facility Agreement)

1

We refer to the Facility Agreement. This is an Increase Confirmation. Terms defined in the Facility Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2	We refer to clause 2.2 (Accordion Facility) of the Facility Agreement.

3

The Accordion Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the schedule (Relevant Commitment) as if it was an Original Lender under the Facility Agreement.

4	The proposed date on which the increase in relation to the Accordion Lender and the Relevant Commitment is to take effect (Increase Date) is ◆.

5	[On the Increase Date, the Accordion Lender becomes party to the relevant Finance Documents as a Lender.][1]

6	[The Facility Office and address, fax number and attention details for notices to the Accordion Lender for the purposes of clause 31 (Notices) are set out in the schedule.][2]

7	[The Accordion Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.2(f) (Accordion Facility).]

8	The Accordion Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

9	[The Accordion Lender confirms that the person beneficially entitled to interest payable to that Accordion Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

[1]	Include if a New Commitments Lender.
[2]	Include if a New Commitments Lender.

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(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10

[The Accordion Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number ◆) and is tax resident in ◆[3], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes that scheme to apply to the Facility Agreement.4]

11

[This Increase Confirmation acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), to the Company (on behalf of each Obligor) of the accession referred to in this Increase Confirmation.][5]

12	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

13	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

14	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

[3]	Insert jurisdiction of tax residence.
[4]	This confirmation must be included if the New Commitments Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.
[5]	Include if New Commitments Lender.

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The Schedule

Relevant Commitment/rights and obligations to be assumed by the [Increase/Accordion] Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

Accordion Lender

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent.

The Increase Date is confirmed as ◆.

Agent

By:

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Schedule 12

Screen Rate contingency periods

Screen Rate	Period

LIBOR	1 month

EURIBOR	1 month

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SIGNATURES

THE COMPANY

INNOSPEC INC.

By:	Patrick Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

THE ORIGINAL BORROWERS

INNOSPEC INC.

By:	Patrick Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FINANCE LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

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THE ORIGINAL GUARANTORS

INNOSPEC INC.

By:	Patrick Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

OBOADLER COMPANY LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC HOLDINGS LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

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INNOSPEC INTERNATIONAL LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FINANCE LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC LEUNA GMBH

By:	Richard Marks

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

BACHMAN SERVICES, INC

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

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INNOSPEC ACTIVE CHEMICALS LLC

By:	David Jones

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC PERFORMANCE CHEMICALS ITALIA S.R.L.

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FUEL SPECIALTIES LLC

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INDEPENDENCE OILFIELD CHEMICALS LLC

By:	David Jones

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

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INNOSPEC PERFORMANCE CHEMICALS EUROPE LIMITED

By:	Ian Cleminson

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC OILFIELD CHEMICALS LLC

By:	David Jones

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

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THE ARRANGERS

BARCLAYS BANK PLC

By:	Neil Brown

Address:	Barclays Bank PLC, 1 Churchill Place, Canary Wharf, London E14 5HP

Fax:	+44 (0) 20 3320 1066

Attention:	EMEA Participation Loans re Innospec

CREDIT SUISSE (SWITZERLAND) LTD

By:	Kathrin Knecht and Simon Hagmann

Address:	Credit Suisse (Switzerland) Ltd, Bahnhofstrasse 17, 6300 Zug

Fax:	+41 41 727 93 33

Attention:	Kathrin Knecht

NATIONAL WESTMINSTER BANK PLC

By:	David Noden

Address:	4th Floor, 250 Bishopsgate, London EC2M 4AA

Fax:	N/A

Attention:	David Noden – Loan Markets, Structured Finance

U.S. BANK NATIONAL ASSOCIATION

By:	Cameron Doell

Address:	950 17th Street, Flr 12, Denver, CO 80202

Fax:	303-585-6949

Attention:	Cameron Doell

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WELLS FARGO BANK N.A.

By:	Keith Munyama

Address:	1700 Lincoln St., Ste. 800, Denver, CO 80203, USA

Fax:	+1-303-863-6670

Attention:	Jason Powers

THE ORIGINAL LENDERS

BARCLAYS BANK PLC

By:	Neil Brown

Address:	Barclays Bank PLC, 1 Churchill Place, Canary Wharf, London E14 5HP

Fax:	+44 (0) 20 3320 1066

Attention:	EMEA Participation Loans re Innospec

CREDIT SUISSE (SWITZERLAND) LTD

By:	Kathrin Knecht and Simon Hagmann

Address:	Credit Suisse (Switzerland) Ltd, Bahnhofstrasse 17, 6300 Zug

Fax:	+41 41 727 93 33

Attention:	Kathrin Knecht

NATIONAL WESTMINSTER BANK PLC

By:	David Noden

Address:	4th Floor, 250 Bishopsgate, London EC2M 4AA

Fax:	N/A

Attention:	David Noden – Loan Markets, Structured Finance

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U.S. BANK NATIONAL ASSOCIATION

By:	Cameron Doell

Address:	950 17th Street, Flr 12, Denver, CO 80202

Fax:	303-585-6949

Attention:	Cameron Doell

WELLS FARGO BANK N.A.

By:	Keith Munyama

Address:	1700 Lincoln St., Ste. 800, Denver, CO 80203, USA

Fax:	+1-303-863-6670

Attention:	Jason Powers

THE AGENT

NATIONAL WESTMINSTER BANK PLC

By:	Jennifer Peters

Address:	1st Floor, 1 Hardman Boulevard, Manchester M3 3AQ

Fax:	N/A

Attention:	Emily Massey – Syndicated Loans Agency

Email:	emily.massey@natwest.com

THE DOCUMENT CO-ORDINATOR

WELLS FARGO BANK N.A.

By:	Keith Munyama

Address:	1700 Lincoln St., Ste. 800, Denver, CO 80203, USA

Fax:	+1-303-863-6670

Attention:	Jason Powers